November 14, 2007



Delphi Corporation
5725 Delphi Drive
Troy, MI  48098

Attn:    Robert S. "Steve" Miller
         Chairman

Re: Proposed Investment in Delphi Corporation
---------------------------------------------

Dear Mr. Miller:

         As you know, the signatories hereto have been engaged in discussions with Delphi Corporation ("Delphi" or the "Company") and various other parties in interest in the jointly administered chapter 11 cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") with respect to Delphi and certain of its subsidiaries (collectively, the "Debtors") regarding certain amendments to the global resolution of the Chapter 11 Cases to be implemented pursuant to a plan of reorganization for the Debtors and be funded in part by an equity investment in Delphi (the "Investment").

         Pursuant to the Company's request, the undersigned severally, not jointly, submit this proposal (the "Proposal") to amend the Equity Purchase and Commitment Agreement dated as of August 3, 2007 by and among Delphi and the undersigned (the "Investment Agreement"). Upon the entry by the Bankruptcy Court of the Subsequent Approval Order (as defined and described below) and the satisfaction of the other conditions described in this letter, the undersigned will severally, not jointly, enter into the restated amendment to the Investment Agreement attached hereto as Annex A (the "Amendment") and each of A-D Acquisition Holdings, LLC, Pardus DPH Holding LLC and Harbinger Del-Auto Investment Company, Ltd. will deliver an Equity Commitment Letter in the forms attached hereto as Annexes B-1, B-2 and B-3. Our several obligations to enter into the Amendment, however, are subject to your using your commercially reasonable efforts to have the Bankruptcy Court enter the Subsequent Approval Order by, among other things: (a) preparing and filing with the Bankruptcy Court, no later than November 16, 2007, the Subsequent Approval Motion referred to in the Amendment and (b) using commercially reasonable efforts to obtain a hearing on the Subsequent Approval Motion on or before November 29, 2007. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Investment Agreement as amended by the Amendment.

         This Proposal is subject to, and expressly conditioned on, (1) the execution and delivery by all signatories thereto of the Amendment, (2) the entry by the Bankruptcy Court of an order, in form and substance reasonably satisfactory to each of us (the "Subsequent Approval Order") (i) approving and authorizing the Debtors to enter into and perform their obligations under the Investment Agreement as amended by the Amendment, (ii) authorizing the payment of the Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction Expenses on the terms and subject to the conditions set forth in the Investment Agreement as amended by the Amendment and (iii) approving a disclosure statement which reflects the Plan and the transactions contemplated thereby and by the Investment Agreement as amended by the Amendment as containing adequate information pursuant to Section 1125 of the Bankruptcy Code,
(3) the disclosure statement referred to in the immediately preceding clause
(2)(iii) being filed by Delphi with the Bankruptcy Court no later than November 16, 2007 and (4) A-D Acquisition Holdings, LLC ("ADAH") shall not have delivered on or prior to November 21, 2007 a written notice to Delphi that the disclosure statement referred to in the preceding clause (2)(iii) is not reasonably satisfactory to ADAH (it being understood that the inclusion in such disclosure statement of information with respect to Delphi or its subsidiaries not previously disclosed to ADAH (other than immaterial and non-substantive information and information not adverse to the undersigned) shall be a reasonable basis to object).

         This Proposal will remain open until 11:59 p.m., Prevailing Eastern Time on November 16, 2007, at which point it will expire unless Delphi has filed a motion, in form and substance reasonably acceptable to us, seeking entry by the Bankruptcy Court of the Subsequent Approval Order and requesting a hearing on such motion (the "Approval Motion Hearing") on or before November 29, 2007. This Proposal will also expire and terminate if (i) the Approval Motion Hearing does not occur on or before November 29, 2007 or (ii) ADAH delivers the written notice referred to in clause (4) of the immediately preceding paragraph on or prior to November 21, 2007. In addition, even if accepted by Delphi this Proposal shall terminate and be of no further force or effect if, on or before December 20, 2007: (1) the Subsequent Approval Order has not been entered by the Bankruptcy Court, (2) the Amendment has not been executed and delivered to us by Delphi or (3) any of the undersigned determines in its sole discretion that either (a) the conditions to the obligations of the undersigned contained in the Investment Agreement as amended by the Amendment are incapable of being satisfied or (b) any of the undersigned is entitled to exercise a termination right contained in the Investment Agreement as amended by the Amendment.


                                     * * * *

         We continue to be very enthusiastic about Delphi and look forward to pursuing the transactions contemplated by the Investment Agreement as amended to an expeditious and mutually successful conclusion.

                                            A-D ACQUISITION HOLDINGS, LLC


                                            By: /s/ James E. Bolin
                                                ---------------------------
                                                Name: James E. Bolin
                                                Title: Partner


                                            HARBINGER DEL-AUTO INVESTMENT
                                              COMPANY, LTD.


                                            By: /s/ William R. Lucas, Jr.
                                                ---------------------------
                                                Name:  William R. Lucas, Jr.
                                                Title: Vice President


                                            MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED


                                            By: /s/ Graham Goldsmith
                                                ---------------------------
                                                Name:  Graham Goldsmith
                                                Title: Managing Director


                                            UBS SECURITIES LLC


                                            By: /s/ Steve Smith
                                                ---------------------------
                                                Name:  Steve Smith
                                                Title: Managing Director


                                            By: /s/ Andrew Kramer
                                                ---------------------------
                                                Name:  Andrew Kramer
                                                Title: Managing Director


                                            GOLDMAN, SACHS & CO.


                                            By: /s/ Justin Slatky
                                                ---------------------------
                                                Name:  Justin Slatky
                                                Title: Managing Director


                                            PARDUS DPH HOLDING LLC


                                            By: /s/ Joseph Thornton
                                                ---------------------------
                                                Name: Joseph Thornton
                                                Title:

                                                                         ANNEX A

    RESTATED FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT
    ------------------------------------------------------------------------


          THIS RESTATED FIRST AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT (this "Amendment"), dated as of [____], 2007, is made by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware ("ADAH"), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands ("Harbinger"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill"), UBS Securities LLC, a Delaware limited liability company ("UBS"), Goldman, Sachs & Co., a New York limited partnership ("GS"), Pardus DPH Holding LLC, a Delaware limited liability company ("Pardus"), and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"). ADAH, Harbinger, Merrill, UBS, GS and Pardus are each individually referred to herein as an "Investor" and collectively as the "Investors". Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned thereto in the EPCA (as defined below).

          WHEREAS, the Company and certain of its subsidiaries and affiliates commenced the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court;

          WHEREAS, the Company and the Investors have entered into that certain Equity Purchase and Commitment Agreement dated as of August 3, 2007 (the "EPCA"); and

          WHEREAS, the Company has proposed certain changes to the Company's plan of reorganization and in connection therewith the Investors and the Company have agreed to amend the EPCA pursuant to this Amendment.

          NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.   Amended Provisions of EPCA.

     (a) The sixth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company filed its motion (the "Approval Motion") seeking an order from the Bankruptcy Court that, among other things, all of the findings, conclusions and rulings contained in the Original Approval Order
     (i) apply to this Agreement (including the Commitment Fees, the Arrangement Fee, the Alternate Transaction Fees and the Transaction Expenses provided for herein), the parties hereto and the transactions contemplated hereby, and (ii) continue in full force and effect with respect thereto (as so granted and issued on August 2, 2007; the "Approval Order");".

     (b) The seventh WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company filed its motion (the "Subsequent Approval Motion") seeking an order from the Bankruptcy Court that (i) all the findings, conclusions and rulings contained in the Original Approval Order and the Approval Order (A) apply to this Agreement as amended (including the Commitment Fees, the Arrangement Fees, the Alternate Transaction Fees and the Transaction Expenses provided for herein), the Plan of Reorganization attached hereto as Exhibit B (the "Plan"), the parties hereto and the transactions contemplated hereby and (B) continue in full force and effect with respect thereto, and (ii) the disclosure statement attached hereto as Exhibit C ("Disclosure Statement") is approved as containing adequate information pursuant to Section 1125 of the Bankruptcy Code, which Subsequent Approval Motion was granted and order issued on [November 29], 2007 (as so issued, the "Subsequent Approval Order" and the date of such order being the "Subsequent Approval Date");"

     (c) The eighth WHEREAS clause of the EPCA is hereby amended and restated in its entirety as follows:

     "WHEREAS, the Company has proposed and submitted the Plan to the Bankruptcy Court for its approval;"

     (d) The ninth WHEREAS clause of the EPCA is hereby amended by deleting the words "plan of reorganization" at each occurrence of such words therein and replacing such words with the word "Plan".

     (e) The tenth WHEREAS clause of the EPCA is hereby amended by: (i) deleting the words "will provide, on the date hereof," and replacing them with the words "have provided"; and (ii) deleting the words "will confirm," and replacing them with the word "confirms".

     (f) Section 1 of the EPCA is hereby amended and restated in its entirety as follows:

     "1.  Rights Offering.

     (a) The Company proposes to offer and sell shares of its new common stock, par value $0.01 per share (the "New Common Stock"), pursuant to a rights offering (the "Rights Offering"). Pursuant to the Rights Offering, the Company will distribute at no charge to each Eligible Holder (as defined below), including, to the extent applicable, the Investors, that number of rights (each, a "Right") that will enable each Eligible Holder to purchase up to its pro rata portion of 41,026,310 shares in the aggregate of New Common Stock (each, a "Share") at a purchase price of $38.39 per Share (the "Purchase Price"). The term "Eligible Holder" means the holder of a General Unsecured Claim, Section 510(b) Note Claim, Section 510(b) Equity Claim or Section 510(b) ERISA Claim (as each such term is defined in the Plan), which claim has been allowed or otherwise estimated for the purpose of participating in the Rights Offering on or before the date established by the Bankruptcy Court for determining all Eligible Holders of record.

     (b) The Company will conduct the Rights Offering pursuant to the Plan, which shall reflect the Company's proposed restructuring transactions described in this Agreement and the Summary of Terms of Preferred Stock attached hereto as Exhibit A (the "Preferred Term Sheet").

     (c)  The Rights Offering will be conducted as follows:

          (i) On the terms and subject to the conditions of this Agreement and subject to applicable law, the Company shall offer Shares for subscription by the holders of Rights as set forth in this Agreement.

          (ii) Promptly, and no later than four (4) Business Days, following the occurrence of both (1) the date that the Confirmation Order shall have been entered by the Bankruptcy Court and (2) the effectiveness under the Securities Act of 1933, as amended (the "Securities Act"), of the Rights Offering Registration Statement filed with the Securities and Exchange Commission (the "Commission") relating to the Rights Offering, the Company shall issue (the date of such distribution, the "Rights Distribution Date") to each Eligible Holder, Rights to purchase up to its pro rata portion of 41,026,310 Shares in the aggregate (the "Basic Subscription Privilege"). The Company will be responsible for effecting the distribution of certificates representing the Rights, the Rights Offering Prospectus and any related materials to each Eligible Holder.

         (iii) Each Eligible Holder who exercises in full its Basic
               Subscription Privilege will be entitled to subscribe for additional Shares offered in the Rights Offering for an amount as provided in the Plan to the extent the other Eligible Holders do not exercise all of their Rights in the Basic Subscription Privilege (the "Over-Subscription Privilege") with amounts in excess of the Purchase Price per Share paid pursuant to an Over-Subscription Privilege to be aggregated and distributed as provided for in the Plan.

          (iv) The Rights may be exercised during a period (the "Rights Exercise Period") commencing on the Rights Distribution Date and ending at the Expiration Time. The Rights shall separately be transferable. "Expiration Time" means the date that is 30 days after the Rights Distribution Date, or such later date and time as the Company, subject to the prior written approval of ADAH, may specify in a notice provided to the Investors before 9:00 a.m., New York City time, on the Business Day before the then-effective Expiration Time. The Company shall use its reasonable best efforts to cause the effective date of the Plan (the "Effective Date") to occur as promptly as reasonably practicable after the Expiration Time. For the purpose of this Agreement, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Each Eligible Holder who wishes to exercise all or a portion of its Rights shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent reasonably acceptable to the Company and ADAH (the "Subscription Agent") electing to exercise all or a portion of such Eligible Holder's Basic Subscription Privilege and specifying the number of Shares, if any, such Eligible Holder wishes to purchase pursuant to its Over-Subscription Privilege and (ii) pay an amount, equal to the full Purchase Price of the number of Shares that the Eligible Holder elects to purchase pursuant to its Basic Subscription Privilege and Over-Subscription Privilege, by wire transfer of immediately available funds by the Expiration Time to an escrow account established for the Rights Offering.

          (v) As soon as reasonably practicable following the Effective Date, the Company will issue to each Eligible Holder who validly exercised its Basic Subscription Privilege and, if applicable, its Over-Subscription Privilege, the number of Shares to which such holder of Rights is entitled based on the terms of the Rights Offering.

          (vi) The Company hereby agrees and undertakes to give each Investor by electronic facsimile transmission the certification by an executive officer of the Company of either (i) the number of Shares elected to be purchased by Eligible Holders under their Basic Subscription Privilege and, if applicable, their Over-Subscription Privilege, the aggregate Purchase Price therefor, the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a "Purchase Notice") or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the commitment set forth in Section 2(a)(iv) is terminated (a "Satisfaction Notice") as soon as practicable after the Expiration Time and, in any event, reasonably in advance of the Closing Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the "Determination Date").

         (vii) The Rights Offering will provide each Eligible Holder who validly exercised its Rights with the right to withdraw a previous exercise of Rights after the withdrawal deadline established in the Rights Offering Registration Statement if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the Rights and the Bankruptcy Court requires resolicitation of votes under Section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan.".

     (g) Section 2(a)(i) of the EPCA is hereby amended by replacing the number "$38.39" with the number "$42.20".

     (h) Section 2(a)(iii) of the EPCA is hereby amended by replacing the number "$31.28" with the number "$38.39" and by replacing the number "12,787,724" with the number "10,419,380".

     (i) Section 2(a)(iv) of the EPCA is hereby amended by adding the words "pursuant to the Basic Subscription Privileges and Over-Subscription Privileges" after the words "Rights Exercise Period".

     (j) Section 2(i) of the EPCA is hereby amended (i) by replacing the words "Disclosure Statement Filing Date." with the words "original filing on September 6, 2007 of the Company's disclosure statement. The Arrangement Fee and the first fifty percent (50%) of the Commitment Fees have been paid to ADAH." and (ii) by replacing the words "Disclosure Statement Approval Date. The Arrangement Fee shall be paid to ADAH upon entry of the Approval Order." with the words "Subsequent Approval Date.".

     (k)  The introductory paragraph to Section 3 of the EPCA is hereby amended
          (i) to delete the words "to be delivered pursuant to Section 5(s)" appearing in the first sentence and replacing them with the following words "delivered by the Company to the Investors on October 29, 2007" and (ii) to delete the ":" appearing at the end thereof and replace it with the following words ". References in this Agreement to the Company SEC Documents filed prior to the date hereof shall mean Company SEC Documents filed prior to the Disclosure Letter Delivery Date and the Company's Quarterly Report on Form 10-Q filed on November 6, 2007.".

     (l) Section 3(a) of the EPCA is hereby amended in clause (vi) by replacing the words "or any failure to timely file periodic reports or timely prepare financial statements and the costs and effects of completing the preparation of the Company's financial statements and periodic reports" and replacing them with the words ", the Company's failure to timely file its Form 10-Ks for the years ended December 31, 2005 and 2004, and its Form 10-Qs for the quarters ended September 30, 2006, March 31, 2006, March 31, 2005 and September 30, 2004, respectively, or timely prepare the corresponding required financial statements (and the costs and effects of completing the preparation of those aforementioned financial statements and periodic reports)".

     (m) Section 3(b)(ii) of the EPCA is hereby amended (i) by deleting the words "Prior to the execution by the Company and filing with the Bankruptcy Court of the Plan, the" and replacing them with the word "The" and (ii) by adding the words "had and" after the words "into the Plan".

     (n) Section 3(c)(ii) of the EPCA is hereby amended by replacing the words "will be" with the words "has been".

     (o) Section 3(d) in the fifth sentence thereof, Section 3(f), Section 3(g), Section 4(h), Section 4(i), Section 5(d), Section 8(c)(v),
          Section 9(a)(xv), Section 9(c)(iii) and Section 12(c) of the EPCA are hereby amended by deleting the word "Terms" after the word "Plan" at each occurrence of such words therein.

     (p) Section 3(d) in the seventh sentence thereof, Section 3(nn), Section 3(oo), Section 5(b), Section 5(j), Section 6(d), the introductory paragraph to Section 8, Section 9(a)(vi), Section 9(a)(xiv), Section 9(a)(xix), Section 9(c)(x) and Section 12(f) of the EPCA are hereby amended by deleting the words ", the Plan Terms" at each occurrence of such words therein.

     (q) Section 3(d) of the EPCA is hereby amended by (i) replacing the word "June" in the second sentence thereof with the word "September", (ii) replacing the number "561,781,500" in the second sentence thereof with the number "561,781,590", (iii) replacing the number "85,978,864" in the second sentence thereof with the number "77,847,906", (iv) replacing the number "23,207,104" in the eighth sentence thereof with the number "37,863,953", (v) replacing the number "124,400,000" with the number "93,402,457" in the ninth sentence thereof, (vi) replacing the number "12,787,724" with the number "10,419,380" in the ninth sentence thereof and (vii) deleting the words "and (iii) 10,419,380 shares of Series B Preferred Stock will be issued and outstanding" and replacing them with the words ", (iii) 9,478,887 shares of Series B Preferred Stock and (iv) 17,965,686 shares of Series C Convertible Preferred Stock, par value $0.01 per share, will be issued and outstanding" in the ninth sentence thereof.

     (r) Section 3(i) of the EPCA is hereby amended by (i) inserting the words "included or incorporated by reference or" immediately preceding the words "to be included" at each occurrence of such words therein and
          (ii) replacing the words "will be set forth in the Disclosure Statement," with the words "the Disclosure Statement and will be set forth in the".

     (s) Section 3(j) of the EPCA is hereby amended by (i) inserting the words "conformed and" immediately prior to the words "will conform" appearing in the fifth sentence thereof and (ii) by inserting the words "did not and" immediately preceding the words "will not" appearing in the sixth sentence thereof.

     (t) Section 3(m)(vii)(A) of the EPCA is hereby amended by inserting the words "and dated August 21, 2007" immediately after the words "April 5, 2007".

     (u) Section 3(m)(vii)(A) and Section 3(m)(viii)(A) of the EPCA are hereby amended by replacing the words "satisfaction of the condition with respect to the Business Plan in accordance with Section 9(a)(xxviii) of this Agreement" with the words "Disclosure Letter Delivery Date".

     (v) Section 3(m)(vii)(B) and Section 3(m)(viii)(B) of the EPCA are hereby amended by replacing the words "after the satisfaction of the condition with respect to the Business Plan in accordance Section 9(a)(xxviii) of this Agreement, the Business Plan approved by ADAH in accordance with this Agreement," with the words "from and after the Disclosure Letter Delivery Date, the Business Plan (and if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended),".

     (w) Section 3(n) of the EPCA is hereby amended by replacing the words "or the Approval Order" with the words ", the Approval Order, the Subsequent Approval Order".

     (x) Section 3(ii) of the EPCA is hereby amended by adding the words "the Preferred Term Sheet or the Plan," immediately following the words "Section 8(c)(iv)," appearing therein.

     (y) Section 3(pp) of the EPCA is hereby amended and restated in its entirety to read as follows:

     "(pp) Labor MOUs. On June 22, 2007, the Company entered into a Memorandum of Understanding (the "UAW MOU") with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") and GM. On August 5, 2007, the Company entered into a Memorandum of Understanding (the "IUE-CWA MOU") with the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America ("IUE-CWA") and GM. On August 16, 2007, the Company entered into two Memoranda of Understanding (the "USW MOUs", and collectively with the UAW MOU and the IUE-CWA MOU, as each such agreement has been amended through the Disclosure Letter Delivery Date, the "Labor MOUs") with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L (together, the "USW") and GM. The UAW MOU, IUE-CWA MOU and the USW MOUs have been ratified by the membership of the UAW, IUE-CWA and USW, respectively, and true and complete copies of the Labor MOUs have been made available to ADAH.".

     (z) The following paragraph should be inserted in its entirety immediately following Section 3(pp):

     "(qq) Debt Financing. The Company has delivered to ADAH a correct and complete copy of an executed "best efforts" financing letter (the "Financing Letter") from J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc. dated November 3, 2007 and as filed with the Bankruptcy Court on November 6, 2007 (on the terms indicated, the "Bank Financing" and, together with the GM Debt (as defined below), the "Debt Financing"). The Financing Letter is a legal, valid and binding obligation of the Company, and to the knowledge of the Company, the other parties thereto, and is in full force and effect. The Financing Letter has not been withdrawn, terminated or otherwise amended or modified in any respect and no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under the Financing Letter. The Company has fully paid any and all fees required by the Financing Letter to be paid as of the date hereof."

     (aa) The introductory paragraph to Section 4 of the EPCA is hereby amended to replace the word "Each" in the first sentence thereof with the words "Except as set forth in a disclosure letter delivered by the Investors to the Company on the Disclosure Letter Delivery Date (the "Investor Disclosure Letter"), each".

     (bb) Section 5(a) of the EPCA is hereby amended by adding the word "Subsequent" immediately after the words "cause the" and the words "filing of the".

     (cc) Section 5(b) of the EPCA is hereby amended by (i) replacing the words "shall authorize, execute, file with the Bankruptcy Court and seek confirmation of, a Plan (and a related disclosure statement (the "Disclosure Statement"))" with the words "has authorized, executed and filed with the Bankruptcy Court and shall seek confirmation of, the Plan", (ii) replacing the words "each Investor, its Affiliates, shareholders, partners, directors, officers, employees and advisors from liability for participation in the transactions contemplated by the Original Agreement, this Agreement, the Preferred Term Sheet, the Original PSA and the Plan to the fullest extent permitted under applicable law" with the words "as contemplated in Section 9(a)(iv)",
          (iii) replacing the words ", the Preferred Term Sheet and the Plan Terms," and the words ", the Preferred Term Sheet and the Plan Terms" with the words "and the Preferred Term Sheet" and (iv) replacing the words "entry of an order by the Bankruptcy Court approving the Disclosure Statement (the "Disclosure Statement Approval Date") and the effectiveness under the Securities Act of the Rights Offering Registration Statement" with the words "Subsequent Approval Date".

     (dd) Section 5(d) of the EPCA is hereby amended by replacing the words "date the GM Settlement is agreed" with the words "Subsequent Approval Date" in the second sentence thereof.

     (ee) Section 5(i) of the EPCA are hereby amended by replacing the words "Disclosure Statement" with the word "Subsequent".

     (ff) The introductory paragraph of Section 5(n) of the EPCA is hereby amended and restated in its entirety as follows:

     "(n) Conduct of Business. During the period from the date of this Agreement to the Closing Date (except as otherwise expressly provided by the terms of this Agreement including the Disclosure Letter, the Plan or any other order of the Bankruptcy Court entered on or prior to the date hereof in the Chapter 11 Cases), the Company and its Subsidiaries shall carry on their businesses in the ordinary course (subject to any actions which are consistent with the, at any time prior to the Disclosure Letter Delivery Date, Draft Business Plan or, at any time from and after the Disclosure Letter Delivery Date, the Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in the Disclosure Letter, the Company and its Subsidiaries shall carry on their businesses in all material respects in accordance with, at any time prior to the Disclosure Letter Delivery Date, the Draft Business Plan and at all times from and after the Disclosure Letter Delivery Date, the Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and shall not enter into any transaction that, at any time prior to the Disclosure Letter Delivery Date, would be inconsistent with the Draft Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in Section 9(a)(xxviii), as so amended) and shall use its commercially reasonable efforts to effect such Draft Business Plan and the Business Plan. Without limiting the generality of the foregoing, and except as otherwise expressly provided or permitted by this Agreement (including the Disclosure Letter), the Plan or any other order of the Bankruptcy Court entered as of the date of the Original Agreement in these Chapter 11 Cases, prior to the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without the prior written consent of ADAH, which consent shall not be unreasonably withheld, conditioned or delayed:".

     (gg) Section 5(n)(vi) of the EPCA is hereby amended (i) by replacing the word "satisfying" with the words "(and, if amended in a manner that satisfies", (ii) by replacing the word "of" with the words ", as so amended)" and (iii) by deleting the words "this Agreement, the Plan Terms,".

     (hh) Section 5(p) of the EPCA is hereby amended and restated in its entirety as follows:

     "(p) GM Settlement. The Company has delivered to ADAH and its counsel a copy of the Global Settlement Agreement between the Company and GM dated September 6, 2007, the Master Restructuring Agreement between the Company and GM, dated September 6, 2007 each as amended by amendments (the "GM Amendments") dated as of November 14, 2007 (collectively, the "GM Settlement"). Other than the GM Amendments, the Company shall not enter into any other agreement with GM that (i) is materially inconsistent with this Agreement and the Plan, (ii) is outside the ordinary course of business or (iii) the terms of which would have a material impact on the Investors' proposed investment in the Company. The Company has not entered into any material written agreements between or among the Company or any of its Subsidiaries and GM or any of its Subsidiaries directly relating to the Plan or the GM Settlement or the performance of the Transaction Agreements, and any such written agreements hereafter entered into will be disclosed promptly to ADAH.".

     (ii) Section 5(s) of the EPCA is hereby amended and restated in its entirety as follows:

     "(s) Business Plan. The Company has delivered to ADAH a final five-year business plan dated the Disclosure Letter Delivery Date (the "Business Plan"). The Company represents and warrants to the Investors that the Business Plan was approved by the Company's board of directors and prepared in good faith and based on reasonable assumptions.".

     (jj) Section 5(t) of the EPCA is hereby amended and restated in its entirety as follows:

     "(t) Financing Assistance. (i) The Company shall use its reasonable best efforts to arrange the Bank Financing and the second lien debt to be issued to GM set forth in Exhibit E (the "GM Debt") on the terms and conditions described in the Financing Letter and in Exhibit E, including using its reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein, (ii) satisfy on a timely basis all conditions applicable to the Company in such definitive agreements that are within its control and (iii) consummate the Debt Financing at the Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Financing Letter or in Exhibit E, the Company shall promptly (and in any event within one Business Day) notify ADAH of such unavailability and the reasons therefore. The Company shall give ADAH prompt notice of any breach by any party of the Financing Letter or any termination of the Financing Letter. The Company shall keep ADAH informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, in each case, to the extent adverse to the Company or the Investors, the Financing Letter or the terms set forth in Exhibit E. The Company shall provide notice to ADAH promptly upon receiving the Debt Financing and shall furnish correct and complete copies of the definitive agreements with respect thereto to ADAH promptly upon their execution. Subject to applicable regulatory or NASD requirements, Merrill and UBS (or their Affiliates) shall be entitled to participate in the Debt Financing on market terms. The Company and its Subsidiaries shall execute and deliver any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents necessary or desirable to obtain the Debt Financing. The Company will (i) provide to ADAH and its counsel a copy of all marketing information, term sheets, commitment letters and agreements related to the Debt Financing and a reasonable opportunity to review and comment on such documents prior to such document being distributed, executed or delivered or filed with the Bankruptcy Court, (ii) duly consider in good faith any comments of ADAH and its counsel consistent with the Agreement, the Preferred Term Sheet and the Plan and any other reasonable comments of ADAH and its counsel and shall not reject such comments without first discussing the reasons therefor with ADAH or its counsel and giving due consideration to the views of ADAH and its counsel, and (iii) keep ADAH reasonably informed on a timely basis of developments in connection with the Debt Financing and provide the Investors with an opportunity to attend and participate in meetings and/or roadshows with potential providers of the Debt Financing.".

     (kk) Section 5(u), Section 12(d)(ii) and Section 12(d)(iv) of the EPCA are hereby amended by deleting such section and replacing it with the word "[Reserved].".

     (ll) Section 5(w) of the EPCA is hereby amended and restated in its entirety as follows:

     "(w) Agreement on Key Documentation. The Company shall use its commercially reasonable efforts to agree on or prior to the date of issuance of the Confirmation Order on the terms of the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations and the Series C Certificate of Designations, the Shareholders Agreement and the Registration Rights Agreement with ADAH and any other Transaction Agreements.".

     (mm) Section 5(y) of the EPCA is hereby amended and restated in its entirety as follows:

     "(y) Termination of Commitment Letters. The Company acknowledges and agrees that (i) the various commitment letters of Appaloosa in favor of ADAH and the Company, and of Harbinger Fund in favor of Harbinger and the Company, each dated January 18, 2007 and August 3, 2007, respectively, and (ii) the commitment letter of Pardus Special Opportunities Master Fund L.P. in favor Pardus and the Company dated as of August 3, 2007, have been terminated and are of no further force or effect and that each of Appaloosa, Harbinger Fund and Pardus Special Opportunities Master Fund L.P. shall have no further liability or obligation under those commitment letters.".

     (nn) Section 6(a) of the EPCA is hereby amended by inserting the words "any amendments to" prior to the words "the Disclosure Statement".

     (oo) Section 6(b), in the second sentence thereof, and Section 7, in the first sentence thereof, of the EPCA are hereby amended by replacing the words "Disclosure Statement Filing Date" with the words "Subsequent Approval Date".

     (pp) Section 8(b) and Section 8(c) of the EPCA is hereby amended by deleting the words "the PSA,".

     (qq) Section 8(c) of the EPCA is hereby amended by (i) in (c)(iii), replacing the words ", and certain of the Investors" with the words " and ADAH", (ii) in (c)(iv) deleting the words "among the Company and the Investors", (iii) in (c)(iv)(a), replacing the words "by the Investors, any Related Purchasers and the Ultimate Purchasers of the Unsubscribed Shares, the Direct Subscription Shares and the Series B Preferred Shares" with the words "of Registrable Securities (as defined in the Preferred Term Sheet)", (iv) in (c)(iv)(c) and
          (c)(iv)(d), inserting the words "and GM and, to the extent customary and appropriate, the selling shareholders under the Resale Registration Statement" after the words "Investors" and "Investor", respectively, and (v) in (c)(vi), by replacing the words "and the Series B" with the words ", the Series B Certificate of Designations and the Series C".

     (rr) Section 9(a)(i) of the EPCA is hereby amended by (i) in the first sentence, inserting the word "Subsequent" between the words "The" and "Approval" and (ii) in the second sentence, replacing the words "Approval Order" with the word "order".

     (ss) Section 9(a)(iv) of the EPCA is hereby amended and restated in its entirety as follows:

     "(iv) Release. The Confirmed Plan shall provide for (A) the release of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors from liability for participation in the transactions contemplated by the Original Agreement, this Agreement, the Preferred Term Sheet, the Original PSA and the Plan and any other investment in the Company discussed with the Company whether prior to or after the execution of the foregoing to the fullest extent permitted under applicable law, (B) the exculpation of each Investor (in its capacity as such or otherwise), its Affiliates, shareholders, partners, directors, officers, employees and advisors with respect to all of the foregoing actions set forth in subclause (A) and additionally to the same extent the Company's directors, officers, employees, attorneys, advisors and agents are otherwise exculpated under the Plan, and (C) the release of each Investor (in its capacity as an investor), its Affiliates, shareholders, partners, directors, officers, employees and advisors to the same extent the Company's directors, officers, employees, attorneys, advisors and agents are otherwise released under the Plan; provided, that such releases and exculpations shall not prohibit or impede the Company's ability to assert defenses or counterclaims in connection with or relating to the Original Agreement or the Original PSA.".

     (tt) Section 9(a)(v) of the EPCA is hereby amended by deleting the words "the Plan Terms and".

     (uu) Section 9(a)(ix) of the EPCA is hereby amended by deleting the words "Confirmed Plan" appearing therein and replacing them with the words "Plan approved by the Bankruptcy Court in the Confirmation Order (the "Confirmed Plan")".

     (vv) Section 9(a)(xix) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xix) Financing. (A) The Company shall have received the proceeds of the Debt Financings and the Rights Offering that, together with the proceeds of the sale of the Investor Shares, are sufficient to fund fully the transactions contemplated by this Agreement, the Preferred Term Sheet, the GM Settlement (to the extent the Company is to fund such transactions) and the Plan; and (B) undrawn availability under the asset backed revolving loan facility described in the Financing Letter (after taking into account any open letters of credit pursuant to such loan facility and after taking into account any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility) shall be no less than $1.4 billion..

     (ww) Section 9(a)(xx) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xx) Interest Expense. The Company shall have demonstrated, to the reasonable satisfaction of ADAH, that the pro forma interest expense (cash or noncash) for the Company during 2008 on the Company's Indebtedness will not exceed $585 million and ADAH shall have received from Delphi a certificate of a senior executive officer with knowledge of the foregoing to this effect with reasonably detailed supporting documentation to support such amount.".

     (xx) Section 9(a)(xxii) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xxii) Trade and Other Unsecured Claims. The aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that have been asserted or scheduled but not yet disallowed shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.45 billion, excluding all allowed accrued post-petition interest thereon; provided, that if ADAH waives this condition and the Company issues any shares of Common Stock pursuant to the Plan (after giving effect to any cash or other consideration provided to holders of Trade and Other Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.475 billion, then (i) the Company shall issue to the Investors additional Direct Subscription Shares (in the proportions set forth in Schedule 2), without the payment of any additional consideration therefor, in such amount in the aggregate that is sufficient to ensure that the percentage of shares of outstanding Common Stock that such Investors would have owned on the Closing Date had the Excess Shares not been issued (assuming for this purpose that all Excess Shares are issued on the Closing Date) is maintained and (ii) the issuance of shares of Common Stock described in this Section 9(a)(xxii) shall be treated as an issuance of Common Stock without consideration for purposes of the anti-dilution provisions of the Preferred Shares and shall result in an adjustment to the conversion price of the Preferred Shares pursuant to the Series A Certificate of Designation and Series B Certificate of Designations. For purposes of this Section 9(a)(xxii), "Excess Shares" shall mean any shares of Common Stock issued by the Company pursuant to the Plan (after giving effect to any cash or other consideration provided to holders of Trade and Other Unsecured Claims under the Plan) as a result of Trade and Other Unsecured Claims aggregating in excess of $1.45 billion.".

     (yy) Section 9(a)(xxvi) of the EPCA is hereby amended by inserting the words "after the Disclosure Letter Delivery Date" immediately after to the words "shall not have occurred" at each occurrence of such words therein.

     (zz) Section 9(a)(xxvii) of the EPCA is hereby amended (i) by, in the first sentence, replacing the words "the final Business Plan satisfying the condition with respect to the Business Plan set forth in Section 9(a)(xxviii) of this Agreement" with the words "the Business Plan" at each occurrence of such words therein, (ii) by, in the third sentence, replacing the words "$7,159 million" with the words "$5.2 billion" and
          (iii) by, in the third sentence, inserting the words "(such calculation to be performed in accordance with the Net Debt calculation set forth in Exhibit F)" immediately after the words "more than $250 million".

    (aaa) Section 9(a)(xxviii) of the EPCA is hereby amended and restated in its entirety as follows:

     "(xxviii) Plan, Delivered Investment Documents and Material Investment Documents.

          (A) (i) The Company shall have delivered to ADAH prior to each Relevant Date and ADAH shall have made the determination referred to in Section 9(a)(xxviii)(B) with respect to all Material Investment Documents. The term "Material Investment Documents" shall mean the Confirmation Order, the Rights Offering Registration Statement, any amendments or supplements to the Delivered Investment Documents, the Amended and Restated Constituent Documents, the Series A Certificate of Designations, the Series B Certificate of Designations, Series C Certificate of Designations, the Shareholders Agreement, the Registration Rights Agreement, the Transaction Agreements and any amendments and/or supplements to the foregoing. The term "Delivered Investment Documents" shall mean, the GM Settlement, the Plan, the Disclosure Statement, the Business Plan and the Labor MOUs. The term "Relevant Date" shall mean the date of issuance of the Confirmation Order and the Closing Date.

               (ii) With respect to any agreement that is a Material Investment Document or a Delivered Investment Document and was or is entered into in satisfaction of the condition set forth in Section 9(a)(xxviii), at each Relevant Date (i) such agreement shall remain in full force and effect and shall not have been rescinded, terminated, challenged or repudiated by any party thereto and (ii) the parties to such agreement, shall have performed and complied with all of their respective covenants and agreements contained in such agreement in all material respects through the Closing Date. The Business Plan (and, if amended in a manner that satisfies the condition with respect to the Business Plan set forth in this Section 9(a)(xxviii), as so amended) shall not have been rescinded or repudiated in any material respect by the Company or its Board of Directors.

          (B) With respect to any Material Investment Document (other than amendments or supplements to the GM Settlement), ADAH shall have determined within the time frames set forth in Section 9(a)(xxviii)(C), that it is reasonably satisfied with the terms thereof to the extent such terms would have a material impact on the Investors' proposed investment in the Company. With respect to any amendments or supplements to the GM Settlement ADAH shall have determined that it is satisfied with the GM Settlement as so amended or supplemented in its reasonable discretion taking into account whether it has a material impact on the Investors' proposed investment in the Company and other relevant factors.

          (C) The conditions referred to in clause (A) above shall be deemed to have been conclusively satisfied without further action by any Party unless:

               (1)  [Reserved];

               (2)  [Reserved];

               (3) with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company prior to the date of issuance of the Confirmation Order, ADAH has delivered (and has not withdrawn), within ten (10) days of delivery by the Company of the final form of such document, accompanied by a written request for approval of such document, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied, and the Company shall not have cured such deficiency within ten (10) days of the Company's receipt of such notice (the "Cure Period"); and


               (4) with respect to any Material Investment Document (or any amendment or supplement thereto) delivered to ADAH by the Company after the date of issuance of the Confirmation Order and prior to the Closing Date, ADAH has delivered (and has not withdrawn), within five (5) Business Days of delivery by the Company of the final form of such document accompanied by a written request for approval of such documents, a written deficiency notice to the Company reasonably asserting with reasonable specificity that such condition is not satisfied and the Company shall not have cured such deficiency during the Cure Period.".

    (bbb) Inserting the following immediately after Section 9(a)(xxviii) of the
          EPCA:

          "(xxix) PBGC Liens. ADAH shall be reasonably satisfied that the Company has obtained an agreement of the PBGC that the PBGC liens set forth on Section 3(t) and Section 3(z) of the Disclosure Letter will be withdrawn in accordance with applicable law and ADAH shall have received evidence satisfactory to it to that effect.".

    (ccc) Section 9(c)(i) of the EPCA is hereby amended by inserting the word "Subsequent" between the word "The" and the word "Approval".

    (ddd) Section 11(b) of the EPCA is hereby amended by replacing (i) the words "Disclosure Statement" with the words "Subsequent" at each occurrence of such words therein and (ii) the words "Filing Date" with the words "Approval Date" at each occurrence of such words therein.

    (eee) Section 12(d)(i) of the EPCA is hereby amended (i) by deleting the words "August 16, 2007" and replacing them with the words "December 20, 2007", (ii) by deleting the words "August 31, 2007" and replacing them with the words "January 7, 2008", and (iii) by inserting the word "Subsequent" between the word "the" and the word "Approval" at each occurrence therein.

    (fff) Section 13(b) is hereby amended by inserting the words "Facsimile:
          (212) 521-6972" directly beneath the words "Attn: Philip A. Falcone".

    (ggg) (i) Section 13(e) and the signature bloc of the EPCA are hereby amended by inserting a "," after the word "Goldman" at each occurrence of such word therein and (ii) Section 13(e) is hereby amended by inserting "LLP" after the word "Cromwell".

    (hhh) Section 15 of the EPCA is hereby amended by inserting the following after the first paragraph:

     "Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Investors under this Agreement unless such alteration, amendment or modification has been agreed to in writing by each Investor.".

    (iii) Schedule 1 to the EPCA is replaced in its entirety with Schedule 1 hereto.

    (jjj) Schedule 2 to the EPCA is replaced in its entirety with Schedule 2 hereto.

    (kkk) Exhibit A to the EPCA is replaced in its entirety with Exhibit A hereto.

    (lll) Exhibit B to the EPCA is replaced in its entirety with Exhibit B hereto.

    (mmm) Exhibit C hereto should be inserted immediately following Exhibit B to the EPCA.

    (nnn) Exhibit D hereto should be inserted immediately following Exhibit C to the EPCA.

    (ooo) Exhibit E hereto should be inserted immediately following Exhibit D to the EPCA.

    (ppp) Exhibit F hereto should be inserted immediately following Exhibit E to the EPCA.

2. Effectiveness. This Amendment shall become effective (the "Effective Date") immediately upon (i) its execution by all the parties hereto and (ii) upon entry by the Bankruptcy court of the Subsequent Approval Order. On and after the Effective Date, each reference in the EPCA to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the EPCA, shall mean and be a reference to the EPCA as amended by this Amendment. This Amendment shall operate as an amendment of the provisions of the EPCA referred to specifically herein. Except as specifically amended by this Amendment and as set forth in the preceding sentence, the EPCA shall remain in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the EPCA.

3. Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except in accordance with Section 14 of the EPCA.

4. Third Party Beneficiaries. Except as otherwise provided in the EPCA, this Amendment (including the documents and instruments referred to in this Amendment) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Amendment.

5. Prior Negotiations; Entire Agreement. This Amendment (including the documents and instruments referred to in this Amendment) constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties with respect to the to the subject matter of this Amendment.

6. Miscellaneous. The provisions of Sections 13, 16, 17, 18, 20 and 21 of the EPCA shall apply to this Amendment.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                            DELPHI CORPORATION


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            A-D ACQUISITION HOLDINGS, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            HARBINGER DEL-AUTO INVESTMENT
                                            COMPANY, LTD.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            UBS SECURITIES LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            GOLDMAN, SACHS & CO.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            PARDUS DPH HOLDING LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE 1

Defined Term                                         Section
------------                                         -------

ADAH...........................................     Preamble
Additional Investor Agreement..................     Section 2 (k)
Affiliate......................................     Section 2 (a)
Agreement......................................     Preamble
Alternate Transaction..........................     Section 9 (a)(v)
Alternate Transaction Agreement................     Section 9 (a)(v)
Alternate Transaction Fee......................     Section 12 (g)
Alternative Financing..........................     Section 2 (b)
Amended and Restated Constituent Documents.....     Section 8 (c)
Appaloosa......................................     Recitals
Approval Motion................................     Recitals
Approval Order.................................     Recitals
Arrangement Fee................................     Section 2 (h)(iii)
Assuming Investor..............................     Section 11 (b)
Available Investor Shares......................     Section 2 (b)
Bank Financing.................................     Section 3 (qq)
Bankruptcy Code................................     Recitals
Bankruptcy Court...............................     Recitals
Bankruptcy Rules...............................     Section 3 (b)(i)
Basic Subscription Period......................     Section 1 (c)(ii)
Breaching Investor.............................     Section 11 (b)
Business Day...................................     Section 1 (c)(iv)
Business Plan..................................     Section 5 (s)
Capital Structure Date.........................     Section 3 (d)
Cerberus.......................................     Recitals
Change of Recommendation.......................     Section 9 (a)(vi)
Chapter 11 Cases...............................     Recitals
Closing Date...................................     Section 2 (d)
Closing Date Outside Date......................     Section 12 (d)(iii)
Code...........................................     Section 3 (z)(ii)
Commission.....................................     Section 1 (c)(ii)
Commitment Fees................................     Section 2 (h)(ii)
Commitment Parties.............................     Recitals
Company........................................     Preamble
Company ERISA Affiliate........................     Section 3 (z)(ii)
Company Plans..................................     Section 3 (z)(i)
Company SEC Documents..........................     Section 3 (j)
Confirmation Order.............................     Section 9 (a)(vii)
Confirmed Plan.................................     Section 9 (a)(ix)
Consideration Period...........................     Section 12 (f)(ii)
Cure Period....................................     Section 9 (a)(xxviii)(C)(3)
Debt Financing.................................     Section 3 (qq)
Debtors........................................     Recitals
Delivered Investment Documents.................     Section 9(a)(xxviii)(A)(i)
Determination Date.............................     Section 1 (c)(vi)
DGCL...........................................     Section 3 (oo)
Direct Subscription Shares.....................     Section 2 (a)(i)
Disclosure Letter..............................     Section 3
Disclosure Letter Delivery Date................     Section 3
Disclosure Statement...........................     Recitals
Disinterested Director.........................     Section 8 (c)
Dolce..........................................     Recitals
Draft Business Plan............................     Section 3 (m)(vii)
Effective Date.................................     Section 1 (c)(iv)
Eligible Holder................................     Section 1 (a)
Environmental Laws.............................     Section 3 (x)(i)
Equity Commitment Letter.......................     Section 4 (o)
ERISA..........................................     Section 3 (z)(i)
Excess Shares..................................     Section 9 (a)(xxii)
Exchange Act...................................     Section 3 (i)
Existing Shareholder Rights Plan...............     Section 3 (d)
Expiration Time................................     Section 1 (c)(iv)
E&Y............................................     Section 3 (q)
Final Approval Order...........................     Section 9 (a)(i)
Financing Letter...............................     Section 3 (qq)
Financing Order................................     Section 2 (j)
GAAP...........................................     Section 3 (i)
GM.............................................     Recitals
GM Debt........................................     Section 5 (t)
GM Settlement..................................     Section 5 (p)
GS.............................................     Preamble
Harbinger......................................     Preamble
Harbinger Fund.................................     Recitals
HSR Act........................................     Section 3 (g)
Indebtedness...................................     Section 9 (a)(xxvii)
Indemnified Person.............................     Section 10 (a)
Indemnifying Party.............................     Section 10 (a)
Intellectual Property..........................     Section 3 (s)
Investment Decision Package....................     Section 3 (k)(iii)
Investor.......................................     Preamble
Investor Default...............................     Section 2 (b)
Investor Disclosure Letter.....................     Section 4
Investors......................................     Preamble
Investor Shares................................     Section 2 (a)
Issuer Free Writing Prospectus.................     Section 3 (k)(iv)
IUE-CWA........................................     Section 3 (pp)
IUE-CWA MOU....................................     Section 3 (pp)
knowledge of the Company.......................     Section 22
Labor MOUs.....................................     Section 3 (pp)
Limited Termination............................     Section 12 (d)
Losses.........................................     Section 10 (a)
Material Adverse Effect........................     Section 3 (a)
Material Investment Documents..................     Section 9 (a)(xxviii)
Maximum Number.................................     Section 2 (a)
Merrill........................................     Preamble
Money Laundering Laws..........................     Section 3 (ee)
Monthly Financial Statements...................     Section 5 (r)
Multiemployer Plans............................     Section 3 (z)(ii)
Net Amount.....................................     Section 9 (a)(xxvii)
New Common Stock...............................     Section 1 (a)
OFAC...........................................     Section 3 (ff)
Option.........................................     Section 3 (d)
Options........................................     Section 3 (d)
Original Agreement.............................     Recitals
Original Approval Motion.......................     Recitals
Original Approval Order........................     Recitals
Original Investors.............................     Recitals
Original PSA...................................     Recitals
Over-Subscription Privilege....................     Section 1 (c)(iii)
Pardus.........................................     Preamble
Plan...........................................     Recitals
Preferred Commitment Fee.......................     Section 2 (h)(i)
Preferred Shares...............................     Section 2 (a)
Preferred Term Sheet...........................     Section 1 (b)
Preliminary Rights Offering Prospectus.........     Section 3 (k)(v)
Proceedings....................................     Section 10 (a)
Purchase Notice................................     Section 1 (c)(vi)
Purchase Price.................................     Section 1 (a)
Registration Rights Agreement..................     Section 8 (c)
Related Purchaser..............................     Section 2 (a)
Relevant Date..................................     Section 9 (a)(xxviii)(A)(i)
Resale Registration Documents..................     Section 8 (c)
Resale Registration Statement..................     Section 8 (c)
Restricted Period..............................     Section 5 (j)
Right..........................................     Section 1 (a)
Rights Distribution Date.......................     Section 1 (c)(ii)
Rights Exercise Period.........................     Section 1 (c)(iv)
Rights Offering................................     Section 1 (a)
Rights Offering Prospectus.....................     Section 3 (k)(ii)
Rights Offering Registration Statement.........     Section 3 (k)(i)
Satisfaction Notice............................     Section 1 (c)(vi)
Securities Act.................................     Section 1 (c)(ii)
Securities Act Effective Date..................     Section 3 (k)(vi)
Series A Certificate of Designations...........     Section 2 (a)(iii)
Series A Preferred Stock.......................     Section 2 (a)(iii)
Series A Purchase Price........................     Section 2 (a)(iii)
Series B Certificate of Designations...........     Section 2 (a)(i)
Series B Preferred Stock.......................     Section 2 (a)(i)
Share..........................................     Section 1 (a)
Shareholders Agreement.........................     Section 8 (c)
Significant Subsidiary.........................     Section 3 (a)
Single-Employer Plan...........................     Section 3 (z)(ii)
Standby Commitment Fee.........................     Section 2 (h)(ii)
Stock Plans....................................     Section 3 (d)
Subscription Agent.............................     Section 1 (c)(iv)
Subsequent Approval Date.......................     Recitals
Subsequent Approval Motion.....................     Recitals
Subsequent Approval Order......................     Recitals
Subsidiary.....................................     Section 3 (a)
Superior Transaction...........................     Section 12 (f)
Takeover Statute...............................     Section 3 (oo)
Taxes..........................................     Section 3 (y)
Tax Returns....................................     Section 3 (y)(i)
Transaction Agreements.........................     Section 3 (b)(i)
Transaction Expenses...........................     Section 2 (j)
Transformation Plan............................     Section 3 (m)(vi)
UAW............................................     Section 3 (pp)
UAW MOUs.......................................     Section 3 (pp)
UBS............................................     Preamble
Ultimate Purchasers............................     Section 2 (k)
Unsubscribed Shares............................     Section 2 (a)(iv)
USW............................................     Section 3 (pp)
USW MOUs.......................................     Section 3 (pp)


                                                                                                            SCHEDULE 2


                                         Direct
                                      Subscription
                        Direct           Shares           Maximum           Maximum            Maximum         Maximum Total
                     Subscription       Purchase         Backstop       Backstop Shares     Total Common       Common Shares
Investor                Shares            Price           Shares         Purchase Price        Shares          Purchase Price
--------                ------            -----           ------         --------------        ------          --------------
ADAH............... 1,761,878.56      $67,638,517.91   15,856,906.65      $608,746,646.31    17,618,785.21      $676,385,164.22
Del-Auto...........   702,593.81      $26,972,576.49    6,323,344.17      $242,753,182.51     7,025,937.98      $269,725,759.00
Merrill............   265,346.92      $10,186,668.33    2,388,122.24       $91,680,012.77     2,653,469.16      $101,866,681.10
UBS................   265,346.92      $10,186,668.33    2,388,122.24       $91,680,012.77     2,653,469.16      $101,866,681.10
GS.................   950,768.23      $36,499,992.44    8,556,913.88      $328,499,923.98     9,507,682.12      $364,999,916.42
Pardus.............   612,544.55      $23,515,585.30    5,512,900.82      $211,640,262.56     6,125,445.37      $235,155,847.86
   Total........... 4,558,479.00     $175,000,008.82  141,026,310.00    $1,575,000,040.90    45,584,789.00    $1,750,000,049.71


                       Series A                          Series B
                      Preferred        Purchase          Preferred         Purchase             Total
Investor               Stock(1)           Price          Stock(2)            Price          Purchase Price
--------               --------           -----          --------            -----          -------------
ADAH...............   10,419,380     $399,999,998.20               -      $             -    $1,076,385,162.42
Del-Auto...........            -                   -    3,021,395.23      $127,502,878.76      $397,228,637.76
Merrill............            -                   -    1,540,319.14       $65,001,467.60      $166,868,148.70
UBS................            -                   -    1,540,319.14       $65,001,467.60      $166,868,148.70
GS.................            -                   -      829,402.61       $35,000,790.25      $400,000,706.67
Pardus.............            -                   -    2,547,450.88      $107,502,427.19      $342,658,275.05
   Total...........   10,419,380     $399,999,998.20    9,478,887.00      $400,009,031.40    $2,550,009,079.31


Proportionate
Share of Preferred
Commitment Fee:
ADAH...............    50.4861%
Del-Auto...........    15.9375%
Merrill............     8.1250%
UBS................     8.1250%
GS.................     3.8889%
Pardus.............    13.4375%
                     -----------
     Total.........       100%

Proportionate
Share of Standby
Commitment Fee:
ADAH...............    40.3977%
Del-Auto...........    15.4712%
Merrill............     6.0769%
UBS................     6.0769%
GS.................    18.5397%
Pardus.............    13.4375%
                     -----------

     Total.........       100%


                                        If remaining
Proportionate            If full          50% of
Share of Alternate      Commitment      Commitment Fee
Transaction Fee:(3)    Fee received     not received

ADAH...............      54.3750%           50.62%
Del-Auto...........      15.9375%           15.83%
Merrill............       8.1250%            7.64%
UBS................       8.1250%            7.64%
GS.................            0%            4.85%
Pardus.............      13.4375%         13.4375%
                       ----------        -----------
     Total.........          100%             100%


----------
(1)  Common stock equivalent units.
(2)  Common stock equivalent units.
(3) Percentages will fluctuate depending on the amount of any Commitment Fee received.

                                                                       EXHIBIT A


                               SUMMARY OF TERMS OF
                           SERIES A-1 PREFERRED STOCK,
                           SERIES A-2 PREFERRED STOCK,
                          AND SERIES B PREFERRED STOCK

          Set forth below is a summary of indicative terms for a potential investment in Delphi Corporation by entities or funds controlled by Appaloosa Management, Harbinger Capital Partners, Merrill Lynch, Pierce, Fenner & Smith Incorporated., UBS Securities, Goldman, Sachs & Co. and Pardus Special Opportunities Master Fund L.P. The investment is being made in connection with a Plan of Reorganization of Delphi Corporation under chapter 11 of the Bankruptcy Code. The terms set forth below are intended solely to provide a framework for the parties as they proceed with discussions of the proposed transaction and do not constitute any agreement with respect to the definitive terms for any transaction or any agreement to agree or any solicitation of acceptances or rejections of any plan of reorganization. While the parties expect to negotiate in good faith with respect to the terms for a transaction, any party shall be free to discontinue discussions and negotiations at any time for any reason or no reason. No party shall be bound by the terms hereof and only execution and delivery of definitive documentation relating to the transaction shall result in any binding or enforceable obligations of any party relating to the transaction.

Issuer: Delphi Corporation (the "Company"), a corporation organized under the laws of Delaware and a successor to Delphi Corporation, as debtor in possession in the chapter 11 reorganization case (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Southern District of New York.

Investors:                   Entities or funds controlled by Appaloosa
                             Management ("Appaloosa"), Harbinger Capital
                             Partners ("Harbinger"), Merrill Lynch, Pierce,
                             Fenner & Smith Incorporated ("Merrill"), UBS
                             Securities ("UBS"), Goldman, Sachs & Co. ("GS") and Pardus Special Opportunities Master Fund L.P.
                             ("Pardus" and together with Harbinger, Merrill, UBS and GS, the "Co-Lead Investors"), with the Series B Preferred Stock to be purchased by the Co-Lead Investors allocated as follows: (a)
                             Harbinger--31.875%; (b) Merrill--16.25%; (c)
                             UBS--16.25%; (d) GS--8.75%; and (e)
                             Pardus--26.875%. Appaloosa or any Permitted Holder
                             (as defined below) shall be the exclusive purchaser and sole beneficial owner for all purposes hereunder of the Series A-1 Preferred
                             Stock (as defined below). Appaloosa, Harbinger,
                             Merrill, UBS, GS and Pardus are collectively referred to as the "Investors."

Securities to be Issued:     Series A-1 Senior Convertible
                             Preferred Stock, par value $0.01 per share (the
                             "Series A-1 Preferred Stock"). The Series A-1
                             Preferred Stock shall convert to Series A-2
                             Preferred Stock (the "Series A-2 Preferred Stock" and, together with the Series A-1 Preferred Stock, the "Series A Preferred Stock") in certain circumstances described in this term sheet.

                             Series B Senior Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").

                             The Series B Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except as specifically set forth below.

                             The Series A-2 Preferred Stock shall be identical in all respect to the Series A-1 Preferred Stock except it shall not have Voting Rights and Governance Rights (as defined below).

                             The (i) Series A-1 Preferred Stock and the shares of Common Stock underlying such Series A-1 Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of by any Series A Preferred Stock Holder (as defined below), during the two years following the effective date (the "Effective Date") of the Company's plan of reorganization in the Bankruptcy case (the "Plan") other than in whole pursuant to a sale of the Company (as defined below) (provided, however, that in any sale of Series A-1 Preferred Stock in connection with a sale of the Company, the seller of the Series A-1 Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Preferred Stock (or a preferred security of equivalent economic value), such fair market value not to reflect the value of the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock, and (ii) the Liquidation Value) and (ii) Series B Preferred Stock and the shares of Common Stock underlying such Series B Preferred Stock, or any interest or participation therein may not be, directly or indirectly, sold, transferred, assigned, pledged or otherwise encumbered or disposed of (including by exercise of any registration rights) during the ninety days following the Effective Date other than in whole pursuant to a sale of the Company (each of (i) and (ii), the "Transfer Restriction"). A "sale of the Company" means the sale of the Company to a party or parties other than, and not including, Appaloosa or any affiliate of Appaloosa (for this purpose, an "affiliate" of Appaloosa shall not include any company in which a fund managed by Appaloosa or its affiliates invests and does not control) pursuant to which such party or parties acquire (i) the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

Purchase of Preferred        At the Effective Date, (i) Appaloosa will purchase
Stock:                       all of the 10,419,380 shares of Series A-1
                             Preferred Stock for an aggregate purchase price of $400 million and (ii) the Co-Lead Investors shall purchase all of the 9,478,887 shares of Series B
                             Preferred Stock, for an aggregate purchase price of $400 million. The aggregate stated value of the Series A-1 Preferred Stock shall be $400 million and the aggregate stated value of the Series B
                             Preferred Stock shall be $400 million (in each case, the "Stated Value").

Mandatory Conversion into    The Company shall convert into Common Stock all,
Common Stock:                but not less than all, of the (i) Series A
                             Preferred Stock on the first date the Mandatory
                             Conversion Requirements are satisfied (but in no event earlier than August 31, 2012(4)) at the Conversion Price (as defined below) of the Series
                             A Preferred Stock in effect on such conversion date, and (ii) Series B Preferred Stock on the first day the Mandatory Conversion Requirements are satisfied (but in no event earlier than the third anniversary of the Effective Date) at the Conversion Price (as defined below) of the Series
                             B Preferred Stock in effect on such conversion date.


--------
(1) Assumes emergence by February 29, 2008. Conversion date to be adjusted day-by-day to reflect any later date.

                             The "Mandatory Conversion Requirements" set forth in this section are as follows: (i) the closing price for the Common Stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion shall be equal to or greater than $81.63 per share and (ii) the Company has at the conversion date an effective shelf registration covering resales of the shares of Common Stock received upon such conversion of the Preferred Stock.

                             The Company will provide each Preferred Stock Holder (as defined below) with notice of conversion at least five (5) business days prior to the date of conversion.

                             The holders of the Series A Preferred Stock (the "Series A Preferred Stock Holders" and each, a "Series A Preferred Stock Holder") will agree not to take any action to delay or prevent such registration statement from becoming effective.

Liquidation Rights:          In the event of any liquidation, dissolution or
                             winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock (the
                             "Preferred Stock Holders" and each, a "Preferred
                             Stock Holder") shall receive, in exchange for each share, out of legally available assets of the Company, (A) a preferential amount in cash equal to (i) the Stated Value plus (ii) the aggregate amount of all accrued and unpaid dividends or distributions with respect to such share (such amount being referred to as the "Liquidation
                             Value") and (B) a non-preferential amount (if any) in cash (the "Common Equivalent Amount") equal to
                             (i) the amount that Preferred Stock Holder would have received pursuant to the liquidation if it had converted its Preferred Stock into Common
                             Stock immediately prior to the liquidation minus
                             (ii) any amounts received pursuant to (A)(i) and
                             (ii) hereof (the Stated Value and dividends and distributions). For the avoidance of doubt, this paragraph should operate so that in the event of a liquidation, dissolution or winding up of the business of the Company, a Preferred Stock Holder shall receive a total amount, in cash, equal to the greater of: (i) the Liquidation Value and (ii) the amount that a Preferred Stock Holder would have received pursuant to the liquidation, dissolution or winding up of the business if it converted its Preferred Stock into Common Stock immediately prior to the liquidation.

Ranking: The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with respect to any distributions upon liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to any other class or series of capital stock of the Company ("Junior Stock") with respect to any distributions upon liquidation, dissolution or winding up of the Company.

                             While any bankruptcy event is pending: (i) there shall be no dividends or other distributions on shares of Junior Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock unless the Preferred Stock has been paid its Liquidation Value in full, (ii) there shall be no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on Junior Stock in each case in cash unless the Preferred Stock has first been paid in full in cash its Liquidation Value and
                             (iii) there shall be no dividends or other distributions on Series A Preferred Stock or Series B Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Preferred Stock or Series B Preferred Stock unless each of the Series A Preferred Stock and Series B Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Conversion of Preferred      Each share of Preferred Stock shall be convertible
 Stock into Common Stock:    at any time, without any payment by the Preferred
                             Stock Holder, into a number of shares of Common
                             Stock equal to (i) the Liquidation Value divided by (ii) the Conversion Price. The Conversion Price shall initially be $38.39, with respect to the Series A Preferred Stock, and $42.20 with respect to the Series B Preferred Stock, in each case subject to adjustment from time to time pursuant to the anti-dilution provisions of the Preferred
                             Stock (as so adjusted, the "Conversion Price").
                             The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the Conversion Price, the issuance of additional shares at a price less than the Conversion Price and other similar occurrences.

Conversion of Series A-1     If (a) Appaloosa or any Permitted Holder (as
Preferred Stock Into         defined below) sells, transfers, assigns,
Series A-2                   pledges, donates or otherwise encumbers to
Preferred                    any person other than a Permitted Holder, or
Stock:                       converts into Common Stock, shares of Series
                             A-1 Preferred Stock with an aggregate
                             Liquidation Value in excess of $100 million, or (b) David Tepper no longer controls
                             Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Preferred Stock shall automatically convert into Series A-2
                             Preferred Stock without any action on the part of the holder thereof; provided, that with respect to clause (a), no such conversion shall be effective until the Company has in effect a registration statement covering resales of the Common
                             Stock issuable upon conversion of the
                             Preferred Stock. The Series A Preferred Stock
                             Holders will agree not to take any action to delay or prevent such registration statement from becoming effective.

                             If Appaloosa transfers shares of Series A-1
                             Preferred Stock to any person other than an affiliate of Appaloosa (such affiliate being a "Permitted Holder"), then all the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock without any action on the part of the holder thereof.

                             The direct or indirect transfer of ownership interests in any Permitted Holder that owns shares of Series A-1 Preferred Stock such that such Permitted Holder ceases to be an affiliate of Appaloosa shall constitute a transfer of such Series A-1 Preferred Stock to a person other than a Permitted Holder for the purpose of this provision.

                             Each event described above in the previous two paragraphs of this section "Conversion of Series A Preferred Stock into Series A-2 Preferred Stock" is referred to as a "Series A-2 Conversion Event."

                             Subject to compliance with applicable securities laws and the Transfer Restriction, shares of Preferred Stock will be freely transferable.

Dividends:                   Each Preferred Stock Holder shall be entitled to
                             receive dividends and distributions on the Preferred Stock at an annual rate of 6.5% of the Liquidation Value thereof, with respect to the Series A Preferred Stock, and 3.25% of the
                             Liquidation Value thereof, with respect to the Series B Preferred Stock, in each case payable quarterly in cash as declared by the Company's
                             Board. Unpaid dividends shall accrue. In addition, if any dividends are declared and paid on the Common Stock, the Series A Preferred Stock shall be entitled to receive, in addition to the dividend on the Series A Preferred Stock at the stated rate, the dividends that would have been payable on the number of shares of Common Stock that would have been issued on the Series A
                             Preferred Stock had it been converted immediately prior to the record date for such dividend.

Preference with Respect      Each Preferred Stock Holder shall, prior to
to Dividends:                the payment of any dividend or distribution
                             in respect of any Junior Stock, be entitled to be paid in full the dividends and distributions payable in respect of the Preferred Stock.

Restriction on               So long as shares of Series A Preferred Stock
Redemptions of               having a Liquidation Value of $200 million or
Junior Stock:                more remain outstanding, the Company shall
                             not and shall not permit any of its
                             subsidiaries to, purchase, redeem or
                             otherwise acquire for value any Junior Stock, except, so long as no bankruptcy event is pending, for (i) customary provisions with respect to repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of Common Stock not to exceed $50 million in any calendar year, and (iii) the mandatory redemption of outstanding shares of the Company's Series C Convertible Preferred
                             Stock in accordance with the terms and
                             conditions, and in the amounts, set forth on the Summary of Terms of Series C Preferred
                             Stock attached as Annex I to this Exhibit A.

Governance - Board of        A committee (the "Search Committee") shall be
Directors:                   appointed consisting of one (1)
                             representative of Appaloosa, one (1)
                             representative of the Company, being the Company's lead director (currently John
                             Opie), one (1) representative of the
                             Unsecured Creditors Committee, being David
                             Daigle, one (1) representative of the Co-Lead
                             Investors other than UBS, GS and Merrill (who shall be determined by Appaloosa), and one
                             (1) representative of the Equity Committee reasonably acceptable to the other members of the Search Committee. Each member of the Search Committee shall be entitled to require the Search Committee to interview any person to serve as a director unless such proposed candidate is rejected by each of the Appaloosa representative, the Company representative and the representative of the Unsecured Creditors' Committee. The entire
                             Search Committee shall be entitled to
                             participate in such interview and in a
                             discussion of such potential director
                             following such interview.

                             The board of directors of the Company shall consist of nine (9) directors (which number shall not be expanded at all times that the Series A-1 Preferred Stock has Series A-1 Board Rights (as defined below)), three (3) of whom (who shall be Class III Directors) shall initially be nominated by Appaloosa and elected at the time of emergence from Chapter 11 by the Series A Preferred Stock Holders (and thereafter shall be elected directly by the Series A Preferred Stock Holders) (the "Series A Directors"), one (1) of whom (who shall be a Class I Director) shall be the Executive Chairman selected as described below under "Executive Chairman", one (1) of whom (who shall be a Class I Director) shall be the Chief Executive Officer, one
                             (1) of whom (who shall be a Class II Director) shall initially be selected by the Co-Lead Investor representative on the Search Committee with the approval of either the Company or the Unsecured Creditors' Committee (the "Joint Investor Director"), one (1) of whom (who shall be a Class I Director) shall initially be selected by the Unsecured Creditors' Committee and two (2) of whom (who shall be Class II Directors) shall initially be selected by the Unsecured Creditors' Committee (such directors selected by the Unsecured Creditors' Committee and the Joint Investor Director, being the "Common Directors"). For the avoidance of doubt, all directors selected in accordance with this paragraph, shall have been interviewed and/or discussed by the Search Committee. Each director so selected shall be appointed to the initial Board of Directors of the Company unless at least three members of the following four members of the Search Committee objects to the appointment of such individual: the Appaloosa representative, the Company representative; the representative of the Unsecured Creditors' Committee; and the representative of the Equity Committee. Initially, the Board shall be comprised of (a) six (6) directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected the Common Stock would be traded and (b) six (6) directors who are independent from the Investors; provided, that the requirements of this sentence may be waived by the unanimous consent of the Company, Appaloosa and the Unsecured Creditors Committee. Additionally, the Joint Investor Director must be independent from the Investors.

                             Directors initially will be placed as set forth above in three (3) classes: directors in the first class will have an initial term expiring at the annual meeting of stockholders to be held in 2009 (each a "Class I Director"), directors in the second class will have an initial term expiring at the annual meeting of stockholders to be held in 2010 (each a "Class II Director"), and directors in the final class will have an initial term expiring at the annual meeting of stockholders to be held in 2011 (each a "Class III Director"). After the expiration of each initial term of each class of directors, the directors will thereafter each have a one year term elected annually.

                             Following the initial election of the Executive Chairman and the Chief Executive Officer, the Executive Chairman and Chief Executive Officer shall be nominated for election to the Board by the Nominating and Corporate Governance Committee of the Board and elected to the board by the holders of the Common Stock and the Preferred Stock, voting as a class. The Executive Chairman of the Board shall be selected as described below under "Executive Chairman." The initial Chief Executive Officer shall be Rodney O'Neal, who shall become the Chief Executive Officer and President not later than the effective date of the Plan.

                             After the initial selection of the Series A
                             Directors, until the earlier of the expiration of the term of the Class III Directors and the conversion of all Series A-1 Preferred Stock to Series A-2 Preferred Stock or Common Stock, (a) the Series A Preferred Stock shall continue to directly elect (including removal and replacement) the Series A Directors subject to the ability of the Nominating and Corporate Governance Committee to, by majority vote, veto the selection of up to two proposed Series A Directors for each Series A director position on the Board and (b) the number of directors on the board of directors may not be increased. The rights of Series A-1 Preferred Stock described in this paragraph are referred to as "Series A-1 Board Rights". Upon the earlier of such date, the Series A-1 Directors shall serve out their remaining term and thereafter be treated as Common Directors.

                             After the initial selection of the Common
                             Directors, the nominees for election of the Common Directors shall be determined by the Nominating and Corporate Governance Committee of the Company's Board of Directors, with the Series A Directors on such committee not entitled to vote on such determination at any time the Series A-1 Preferred Stock retains Series A-1 Board Rights, and recommended to the Company's Board of Directors for nomination by the Board. Only holders of Common Stock, Series B Preferred Stock and Series A Preferred Stock that is not entitled to Series A Board Rights shall be entitled to vote on the election of the Common Directors.

                             The Search Committee shall determine by majority vote the Committee assignments of the initial Board of Directors; provided, that for the initial Board and at all times thereafter that the Series A-1 Preferred Stock retains Series A-1 Board Rights at least one Series A Director shall be on all committees of the Board and a Series A Director shall constitute the Chairman of the Compensation Committee of the Board; provided, further, that so long as the Series A-1 Preferred Stock retains Series A-1 Board Rights, the Series A Directors shall not constitute a majority of the Nominating and Corporate Governance Committee. Committee assignments shall be subject to all applicable independence and qualification requirements for directors including those of the relevant stock exchange on which the Common Stock is expected to be traded. Pursuant to a stockholders' agreement or other arrangements, the Company shall maintain that composition.

Governance - Executive       The Executive Chairman shall initially be
Chairman:                    selected by majority vote of the Search
                             Committee, which must include the approval of the representatives of Appaloosa and the Unsecured Creditors' Committee. Any successor
                             Executive Chairman shall be selected by the Nominating and Corporate Governance Committee of the Board, subject (but only for so long as any of the Series A-1 Preferred Stock remains outstanding) to the approval of the Series A-1 Preferred Stock Holders. Upon approval, such candidate shall be recommended by the Nominating and Corporate Governance
                             Committee to the Company's Board of Directors for appointment as the Executive Chairman and nomination to the Board. The Preferred Stock
                             Holders will vote on the candidate's election to the Board on an as-converted basis together with holders of Common Stock.
                             Notwithstanding the foregoing, if there shall occur any vacancy in the office of the Executive Chairman during the initial one (1) year term, the successor Executive Chairman shall be nominated by the Series A-1
                             Preferred Stock Holders (but only for so long any of as the Series A-1 Preferred Stock remains outstanding) subject to the approval of the Nominating and Corporate Governance
                             Committee of the Board.

                             The Executive Chairman shall be a full-time employee of the Company with his or her principal office in the Company's world headquarters in Troy, Michigan and shall devote substantially all of his or her business activity to the business affairs of the Company.

                             The Executive Chairman shall cause the Company to and the Company shall be obligated to meaningfully consult with the representatives of the Series A-1 Preferred Stock Holders with respect to the annual budget and material modifications thereto prior to the time it is submitted to the Board for approval.

                             The employment agreements entered into by the Company with the Executive Chairman and the Chief Executive Officer shall provide that (i) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer shall resign as a director (and the employment agreements shall require delivery at the time such agreements are entered into of an executed irrevocable resignation that becomes effective upon such termination) and
                             (ii) the right to receive any payments or other benefits upon termination of employment shall be conditioned upon such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the Series A-1 Preferred Stock Holders may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement of the Chief Executive Officer will provide that if the Chief Executive Officer is not elected as a member of the Company's Board, the Chief Executive Officer may resign for "cause" or "good reason".

                             The special rights of the Series A-1 Preferred Stock referred to in "Governance - Board of Directors" and in this "Executive Chairman" section are referred to as the "Governance Rights".

Governance - Voting          Except with respect to the election of
Rights:                      directors, who shall be elected as specified
                             above, the Preferred Stock Holders shall vote, on an "as converted" basis, together with the holders of the Common Stock, on all matters submitted to shareholders.

                             The Series A-1 Preferred Stock Holders shall be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of the Board. The Series A-1 Preferred Stock Holders shall also have the non-exclusive right to propose the termination of the Executive Chairman (but only during the initial one (1) year term of the Executive Chairman and only for so long as the Series A-1 Preferred Stock remains outstanding), the Chief Executive Officer and Chief Financial Officer, in each case, subject to a vote of the Board. If the Series A Preferred Stock Holders propose the appointment or termination of the Chief Executive Officer or Chief Financial Officer, the Board shall convene and vote on such proposal within ten (10) days of the Board's receipt of notice from the Series A-1 Preferred Stock Holders; provided, that the then current Chief Executive Officer shall not be entitled to vote on either the appointment or termination of the Chief Executive Officer and shall not be entitled to vote on the termination of the Chief Financial Officer.

                             The Company shall not, and shall not permit its subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (i) the Company shall provide the Series A-1 Preferred Stock Holders with at least 20 business days advance notice and (ii) it shall not have received, prior to the 10th business day after the receipt of such notice by the Series A-1 Preferred Stock Holders, written notice from all of the Series A-1 Preferred Stock Holders that they object to such action:

                             o    any action to liquidate the Company;

                             o any amendment of the charter or bylaws that adversely affects the Series A Preferred Stock (any expansion of the Board of Directors would be deemed adverse); or

                             o at all times that the Series A Preferred Stock is subject to the Transfer Restriction:

                                  o    a sale, transfer or other
                                       disposition of all or substantially
                                       all of the assets of the Company
                                       and its subsidiaries, on a
                                       consolidated basis;

                                  o    any merger or consolidation involving a
                                       change of control of the Company; or

                                  o    any acquisition of or investment in any
                                       other person or entity having a value in excess of $250 million in any twelve-month period after the Issue Date.

                             The approval rights set forth above shall be in addition to the other rights set forth above and any voting rights to which the Series A Preferred Stock Holders are entitled above and under Delaware law.

                             The special rights of the Series A-1 Preferred Stock described above in this section "Governance - Voting Rights" are referred to as the "Voting Rights". The Series A-1 Preferred Stock Holders shall have no Voting Rights after no shares of Series A-1 Preferred Stock are outstanding.

                             Appaloosa and the Permitted Holders shall not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to Voting Rights, any compensation or remuneration; provided, that this restriction shall not prohibit the reimbursement of expenses incurred by Appaloosa or any Permitted Holders and shall not prohibit the payment of fees by the Company to Appaloosa or any Permitted Holder if the Company has engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Change of Control:           In a merger or consolidation, or sale of the
                             Company, involving a change of control of the Company (a "Change of Control Transaction"), each holder of Series A Preferred Stock may elect to require (the "Series A Change of Control Put") that such holder's shares of Series A Preferred
                             Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series
                             A Preferred Stock (provided that such fair market value shall be determined without ascribing any value to the Voting Rights and Governance Rights attributable to the Series A-1 Preferred Stock) and (ii) the Liquidation Value. In a Change of
                             Control Transaction, each holder of Series B
                             Preferred Stock may elect to require (the "Series
                             B Change of Control Put" and, together with the Series A Change of Control Put, the "Change of
                             Control Put") that such holder's shares of Series
                             B Preferred Stock be redeemed by the Company for consideration payable in cash and/or freely tradable marketable securities with a fair market value equal to the greater of (i) the fair market value of the Series B Preferred Stock and (ii) the Liquidation Value; provided, that each holder of Series B Preferred Stock who elects to exercise its Series B Change of Control Put shall receive the same securities and the same percentage mix of consideration as received by each holder of Series
                             A Preferred Stock upon exercise of the Series A
                             Change of Control Put in connection with such Change of Control Transaction. For the purpose of this provision, equity securities that are listed on a national securities exchange and debt that is registered, or 144A debt instruments which contain customary A/B exchange registration rights, shall be marketable securities.

                             The holders of the Company's Series C Preferred Stock also have a redemption right with respect to a Change of Control Transaction (the "Junior Put Option"). The holders of Series C Preferred Stock shall be entitled to receive, as consideration in connection with the exercise of a Junior Put Option, the same percentage of cash consideration as was paid or, but for the failure of Preferred Stockholders to exercise their Change of Control Put, would have been paid to the holders of Preferred Stock in connection with the exercise of a Change of Control Put; provided, that no holder of the Company's Series C Preferred Stock shall be entitled to any cash consideration upon exercise of a Junior Put Option if such cash consideration would result in the Company's Series C Preferred Stock receiving more cash, in the aggregate, than would have been payable to all holders of Preferred Stock upon exercise of their Change of Control Put (unless holders of Preferred Stock are entitled to receive payment on the exercise of the Change of Control Put 100% in cash, in which case there shall be no limit on the cash payable to the Company's Series C Preferred Stock with respect to a Junior Put Option). In the event of a Change of Control Put where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as follows:

                             o If the consideration to be received is an existing publicly traded security, the fair market value shall reasonably be determined based on the market value of such security.

                             o If the consideration to be received is not an existing publicly traded security, the fair market value (taking into account the liquidity of such security) shall reasonably be determined by the board of directors of the Company in good faith. If the holders of the Preferred Stock object to the valuation of the board of directors, they may request that an appraisal be conducted to determine the fair market value of the consideration (taking into account the liquidity of such security). If such a request is made, the determination of the fair market value of the consideration shall be made by a nationally recognized investment banking, appraisal or valuation firm selected by the holders of the Series A and B Preferred Stock. If such holders cannot agree on a mutually acceptable appraisal firm, then the holders of the Series A Preferred Stock, on the one hand, and the Series B Preferred Stock, on the other hand, shall each choose one appraisal firm and the respective chosen firms shall agree on another appraisal firm which shall make the determination. The cost of such appraisal shall be borne by the Company.

                             o The determination of the fair market value of the consideration received in a Change of Control Transaction shall be determined within appropriate time periods to be agreed upon.

                             The Company shall not enter into a Change of Control Transaction unless adequate provision is made to ensure that holders of the Preferred Stock will receive the consideration referred to above in connection with such Change of Control Transaction.

Reservation of Unissued      The Company shall maintain sufficient authorized
Stock:                       but unissued securities of all classes issuable
                             upon the conversion or exchange of shares of Preferred Stock and Common Stock.

Transferability:             The Series A Preferred Stock  Holders may sell or
                             otherwise transfer  such stock as follows:

                             o    to any Permitted Holder; or

                             o subject to the Transfer Restriction, to any other person; provided, however, that upon any such transfer, the shares of Series A-1 Preferred Stock so transferred shall automatically convert into Series A-2 Preferred Stock.

Registration Rights:         Each and any Investor, Related Purchaser (as
                             such term is defined in the Equity Purchase and Commitment Agreement among the Company and the Investors (as amended, the "EPCA")), Ultimate Purchaser (as such term is defined in the EPCA), and their affiliates or assignee or transferee of Registrable
                             Securities (as defined below) (collectively, the "Holders") shall be entitled to registration rights as set forth below. The registration rights agreement shall contain customary terms and provisions consistent with such terms, including customary hold-back, cutback and indemnification provisions.

                             Demand Registrations. Subject to the Transfer Restriction, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an aggregate of five (5) demand registrations with respect to Registrable Securities, in addition to any shelf registration statement required by the EPCA with respect to Registrable Securities (which shelf registration shall be renewed or remain available for at least three years or, if longer, so long as the Company is not eligible to use Form S-3); provided, that all but one such demand right requires the prior written consent of Appaloosa and the one demand not requiring the consent of Appaloosa shall be at the request of the Investors and their respective affiliates (including Related Purchasers) holding a majority of the shares of Series B Preferred Stock; provided, further, that following the time that the Company is eligible to use Form S-3, the Investors and their respective affiliates (including Related Purchasers) shall be entitled to an unlimited number of demand registrations with respect to Registrable Securities (without the need for Appaloosa's consent). Any demand registration may, at the option of the Investors and their respective affiliates (including Related Purchasers) be a "shelf" registration pursuant to Rule 415 under the Securities Act of 1933. All registrations will be subject to customary "windows."

                             Piggyback Registrations. In addition, subject to the Transfer Restriction, the Holders shall be entitled to unlimited piggyback registration rights with respect to Registrable Securities, subject to customary cut-back provisions.

                             Registrable Securities: "Registrable Securities" shall mean and include (i) any shares of Series A-2 Preferred Stock, Series B Preferred Stock, any shares of Common Stock issuable upon conversion of the Preferred Stock, any other shares of Common Stock (including shares acquired in the rights offering or upon the exercise of preemptive rights) and any additional securities issued or distributed by way of a dividend or other distribution in respect of any such securities, in each case, held by any Holder, and (ii) any shares of Common Stock issuable upon the conversion of the Company's Series C Preferred Stock and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock. Securities shall cease to be Registrable Securities upon sale to the public pursuant to a registration statement or Rule 144, or when all shares held by a Holder may be transferred without restriction pursuant to Rule 144(k).

                             Expenses. All registrations shall be at the Company's expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, all fees and expenses of one counsel for any holders selling Registrable Securities in connection with any such registration.

Preemptive Rights:           So long as shares of Series A-1 Preferred
                             Stock having a Liquidation Value of $250 million or more remain outstanding, the Preferred Stock
                             Holders shall be entitled to participate pro rata in any offering of equity securities of the Company, other than with respect to (i) shares issued or underlying options issued to management and employees and (ii) shares issued in connection with business combination transactions.

Commitment Fee:              (a) A commitment fee of 2.25% of total
                             commitment shall be earned by and payable to the Investors and (b) an additional arrangement fee of 0.25% of total commitment shall be earned by and payable to Appaloosa, all as provided for in the EPCA.

Standstill                   For a period of five (5) years from the Closing
                             Date, Appaloosa will not (a) acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange
                             Act) of more than 25% of the Company's common stock or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of more than 25% of the Company's common stock or (b) sell, transfer, pledge, dispose, distribute or assign ("Transfer") to any person in a single transaction, Company
                             Common Stock or any securities convertible into or exchangeable for or representing the right to acquire the Company's Common Stock ("Common Stock
                             Equivalents") representing more than 15% of the Company's then issued and outstanding (on a fully diluted basis) Common Stock; provided, that Appaloosa shall be permitted to Transfer the Company's Common Stock or Common Stock Equivalents
                             (i) to Permitted Holders, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of the Company, (iv) pursuant to any tender or exchange offer or (v) as otherwise approved by (A) during the initial three year term of the Series A Directors, a majority of Directors who are not Series A Directors or (B) after the initial three year term of the Series A
                             Directors, a majority of the Directors (customary exceptions shall apply for Transfers to partners, stockholders, family members and trusts and Transfers pursuant to the laws of succession, distribution and descent).

Stockholders Agreement:      Certain of the provisions hereof will be
                             contained in a Stockholders Agreement to be executed and delivered by ADAH and the Company on the Effective Date. Governing Law:
                             State of Delaware

                                                       ANNEX I to
                                                        EXHIBIT A

           SUMMARY OF TERMS OF SERIES C PREFERRED STOCK

          Set forth below is a summary of indicative terms for the preferred stock of Delphi Corporation to be issued to General Motors Corporation pursuant to a Plan of Reorganization of Delphi Corporation under chapter 11 of the Bankruptcy Code. No party shall be bound by the terms hereof and only execution and delivery of definitive documentation relating to the transaction shall result in any binding or enforceable obligations of any party relating to the transaction.


Issuer: Delphi Corporation (the "Company"), a corporation organized under the laws of Delaware and a successor to Delphi Corporation, as debtor in possession in the chapter 11 reorganization case (the "Bankruptcy Case") pending in the United States Bankruptcy Court for the Southern District of New York.

Series C Preferred Stock Holder:    General Motors Corporation ("GM").

Securities to be Issued:            17,965,686 shares of Series C
                                    Convertible Preferred Stock, par value $0.01 per share, (as such amount may be reduced in accordance with the Terms of Section 7.15(b) of the Company's Plan of Reorganization, the "Series C Preferred Stock") with a stated value of $66.79 per share (the "Stated
                                    Value").

                                    Mandatory Conversion into Common The Company shall convert into Common Stock all, but not less than all, of the Stock: Series C Preferred Stock on the first day the Mandatory Conversion Requirements are satisfied (but in no event earlier than the third anniversary of the Effective Date) at the Conversion Price (as defined below) of the Series C Preferred Stock in effect on such conversion date.

                                    The "Mandatory Conversion Requirements" set forth in this section are as follows: (i) the closing price for the Common Stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion shall be equal to or greater than $81.63 per share and (ii) the Company has at the conversion date an effective shelf registration covering resales of the shares of Common Stock received upon such conversion of the Series C Preferred Stock.

                                    The Company will provide the Series C
                                    Preferred Stock Holder with notice of
                                    conversion at least five (5) business days prior to the date of conversion.

                                    The Series C Preferred Stock Holder will agree not to take any action to delay or prevent such registration statement from becoming effective.

Liquidation Preference:             In the event of any liquidation, dissolution
                                    or winding up of the Company, whether
                                    voluntary or involuntary, each share of
                                    Series C Preferred Stock shall receive, out of legally available assets of the Company, a preferential distribution in cash in an amount equal to the Stated Value plus any unpaid dividends to which it is entitled.
                                    Consolidation or merger or sale of all or substantially all of the assets of the Company shall not be a liquidation, dissolution or winding up of the Company.

Ranking: Junior to the Company's Series A-1 Senior Convertible Preferred Stock, Series A-2 Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock (the "Senior Preferred Stock") with respect to any distributions upon liquidation, dissolution or winding up of the Company. Senior to Common Stock with respect to any distributions upon liquidation, dissolution, winding up of the Company. The Company shall be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

                                    While any bankruptcy event is pending: (i) there shall be no dividends or other distributions on shares of Common Stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock ("Junior Stock") or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Junior Stock unless the Series C Preferred Stock is paid its Stated Value plus any dividends to which it is entitled in full; and (ii) there shall be no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on Junior Stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its Stated Value plus any unpaid dividends to which it is entitled.


Conversion of Preferred Stock       Each share of Series C Preferred Stock
into Common Stock:                  shall be convertible at any time,
                                    without any payment by the Series C
                                    Preferred Stock Holder, into a number of shares of Common Stock equal to (i) the Stated Value divided by (ii) the Conversion Price. The Conversion Price shall initially be $66.79, subject to adjustment from time to time pursuant to the anti-dilution provisions of the
                                    Series C Preferred Stock (as so
                                    adjusted, the "Conversion Price"). The
                                    anti-dilution provisions will be
                                    identical to the anti-dilution
                                    protection afforded to the Series B
                                    Senior Convertible Preferred Stock.(5)
                                    Any unpaid dividends to which the Series
                                    C Preferred Stock is entitled shall be
                                    paid upon any such conversion.

----------
(1) If a "Fundamental Change" occurs (i.e., merger, consolidation, asset sale, etc.) in which all or substantially all Common Stock is exchanged for or converted into stock, other securities, cash or assets, the Senior Preferred Stock has the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash and assets that it would have received if it had been converted immediately prior thereto. Series C Preferred Stock will also get this.

                                    Any Series C Preferred Stock held by GM or its affiliates that is converted into Common Stock, whether pursuant to this section or the section entitled "Mandatory Conversion into Common Stock," shall be converted into shares of Common Stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to (a) an NPIF Transaction (as defined below) and (b) a Change of Control Transaction (as defined below) in which the consideration to be paid for such shares of Common Stock held by GM or its affiliates is not (i) equal to or greater than $66.79 per share of such Common Stock (with such $66.79 per share consideration to be proportionally adjusted to reflect any stock splits or stock recombinations effecting such shares of Common Stock) and (ii) paid in full in cash; provided, that upon the transfer by GM or its affiliates of such Common Stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such Common Stock shall no longer apply.

Dividends:                          None, except that if any dividends are
                                    declared and paid on the Common Stock,
                                    each share of Series C Preferred Stock
                                    shall be entitled to receive the
                                    dividends that would have been payable
                                    on the number of shares of Common Stock
                                    that would have been issued with respect to such share had it been converted into Common Stock immediately prior to the record date for such dividend ("Dividend
                                    Participation"). At such time as the
                                    Company has declared and paid four
                                    consecutive quarterly cash dividends on
                                    Common Stock and paid the Dividend
                                    Participation in full on the Series C
                                    Preferred Stock, the Series C Preferred
                                    Stock shall no longer be entitled to
                                    Dividend Participation.

Voting Rights:                      The Series C Preferred Stock will not
                                    have any voting rights, except with
                                    respect to a Change of Control
                                    Transaction (as defined below) in which
                                    adequate provision is not made for the
                                    Series C Preferred Stock to be paid
                                    Stated Value and any unpaid dividends to which it is entitled in full in cash (an
                                    "NPIF Transaction"), it being understood that the making of the cash tender offer referred to in "Change of Control" below shall be deemed to constitute adequate provision being made for payment in full in cash; provided, that nothing shall prohibit the Series C Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General Corporation Law.
                                    With respect to an NPIF Transaction,
                                    each share of Series C Preferred Stock
                                    shall be entitled to a number of votes
                                    equal to the votes that it would
                                    otherwise have on an "as converted"
                                    basis. Upon a transfer by GM or its
                                    affiliates of the Series C Preferred
                                    Stock to someone other than GM or its
                                    affiliates in which there is no
                                    automatic conversion into Common Stock,
                                    as provided below under
                                    "Transferability," the Series C
                                    Preferred Stock will vote, on an "as
                                    converted" basis, together with the
                                    holders of the Common Stock, on all
                                    matters submitted to the holders of
                                    Common Stock.

Mandatory Redemption:               So long as no bankruptcy event is
                                    pending, the Company shall redeem up to
                                    $1 billion of outstanding Series C
                                    Preferred Stock to the extent of the
                                    proceeds received from exercise, within
                                    the six months following the effective
                                    date of the Company's plan of
                                    reorganization, of the six-month
                                    warrants to be issued to the existing
                                    Common Stock holders pursuant to the
                                    Company's plan of reorganization. Any
                                    such redemption of shares of Series C
                                    Preferred Stock shall be by payment in
                                    cash equal to the Stated Value plus any
                                    unpaid dividends to which it is
                                    entitled.

Transferability:                    Upon any direct or indirect sale, transfer,
                                    assignment, pledge or other disposition (a
                                    "Transfer") of any Series C Preferred Stock
                                    (other than a Transfer to an affiliate of GM or any Transfer completed at a time when there is a pending acceleration under the Company's exit financing facility or any refinancing thereof), such Transferred
                                    Series C Preferred Stock shall automatically be converted into Common Stock at the then applicable Conversion Price.

                                    The Series C Preferred Stock and the shares of Common Stock underlying such Series C Preferred Stock, or any interest or participation therein shall be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Amendments:                         No provision of the certificate of
                                    designations for the Series C Preferred
                                    Stock may be repealed or amended in any
                                    respect unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate Stated
                                    Value of the then outstanding Series C
                                    Preferred Stock.

Registration Rights:                GM shall be a party to the Registration
                                    Rights Agreement to which the holders of the Senior Preferred Stock are a party and GM and its affiliates shall be entitled to the same registration rights with respect to Common Stock underlying
                                    Series C Preferred Stock, which shall be deemed to be registrable securities, as are available with respect to the shares of Common Stock underlying the Series B
                                    Preferred Stock (other than with respect to the demand registration granted to holders of a majority of shares of Series B Preferred Stock). As a party to the Registration Rights Agreement, GM and its affiliates shall also be entitled to one demand registration
                                    (without the consent of any holders of
                                    the Senior Preferred Stock) in addition
                                    to the demand registrations after the
                                    Company is eligible to use Form S-3;
                                    provided, however, that any transferees
                                    of the shares of Common Stock underlying the Series C Preferred Stock, other than
                                    GM or an affiliate of GM, shall not be
                                    entitled to such demand registration
                                    (but shall be entitled to piggyback
                                    rights under the Registration Rights
                                    Agreement, subject to customary cutback
                                    provisions).

Change of Control:                  In a merger, consolidation or sale of
                                    the Company involving a change of
                                    control of the Company (a "Change of
                                    Control Transaction"), holders of Series
                                    C Preferred Stock may elect to require
                                    (the "Change of Control Put") that such
                                    holder's shares of Series C Preferred
                                    Stock be redeemed by the Company for
                                    consideration, payable in cash and/or
                                    freely tradable marketable securities
                                    with a fair market value equal to the
                                    greater of (i) the fair market value of
                                    the Series C Preferred Stock and (ii)
                                    the Stated Value plus any unpaid
                                    dividends to which it is entitled. The
                                    Series C Preferred Stock may only
                                    receive payment with respect to its
                                    Change of Control Put if each holder of
                                    Senior Preferred Stock who has elected
                                    to exercise its redemption option in a
                                    Change of Control Transaction has first
                                    received payment in full in cash and/or
                                    freely tradable marketable securities
                                    upon exercise of its redemption option.
                                    The Company may not engage in any Change of Control Transaction unless adequate provision is made for the payment of the Change of Control Put in full. For the purpose of this provision, equity securities that are listed on a national stock exchange and debt that is registered, or 144A debt instruments which contain customary A/B exchange registration rights, shall be marketable securities.

                                    The holders of Senior Preferred Stock also have a redemption right with respect to a Change of Control Transaction (the "Senior Put Option"). The holders of Series C Preferred Stock shall be entitled to receive, as consideration in a Change of Control Put, the same percentage of cash consideration as was paid or, but for the failure of the holders of Senior Preferred Stock to exercise the Senior Put Option, would have been paid to the holders of Senior Preferred Stock in connection with the exercise of a Senior Put Option; provided, that no holder of Series C Preferred Stock shall be entitled to any cash consideration upon exercise of a Change of Control Put if such cash consideration would result in Series C Preferred Stock receiving more cash, in the aggregate, than would have been payable to all holders of Senior Preferred Stock upon exercise of their Senior Put Options (unless holders of Senior Preferred Stock are entitled to receive payment on the exercise of the Senior Put Option of 100% in cash, in which case there shall be no limit on the cash payable to Series C Preferred Stock with respect to a Change of Control Put).

                                    In the event of a Change of Control Put
                                    where all or a part of the consideration to be received is marketable securities, the fair market value of such securities shall be determined as follows:

                                    o  If the consideration to be received
                                       is an existing publicly traded
                                       security, the fair market value
                                       shall be determined based on the
                                       market value of such security.

                                    o  If the consideration to be received
                                       is not an existing publicly traded
                                       security, the fair market value
                                       (taking into account the liquidity
                                       of such security) shall reasonably
                                       be determined by the board of
                                       directors of the Company in good
                                       faith. If the holders of the Series
                                       A, B or C Preferred Stock object to
                                       the valuation of the board of
                                       directors, they may request that an
                                       appraisal be conducted to determine
                                       the fair market value of the
                                       consideration (taking into account
                                       the liquidity of such security). If
                                       such a request is made, the
                                       determination of the fair market
                                       value of the consideration shall be
                                       made by a nationally recognized
                                       investment banking, appraisal or
                                       valuation firm selected by the
                                       holders of the Series A, B and C
                                       Preferred Stock. If such holders
                                       cannot agree on a mutually
                                       acceptable appraisal firm, then the
                                       holders of the Series A and B
                                       Senior Convertible Preferred Stock,
                                       on the one hand, and the Series C
                                       Preferred Stock, on the other hand,
                                       shall each choose one appraisal
                                       firm and the respective chosen
                                       firms shall agree on another
                                       appraisal firm which shall make the
                                       determination. The cost of such
                                       appraisal shall be borne by the
                                       Company.

                                    o  The determination of the fair market
                                       value of the consideration received
                                       in a Change of Control Transaction
                                       shall be determined within
                                       appropriate time periods to be
                                       agreed upon.

                                    If, in connection with any Change of
                                    Control, the Company (or the acquiring
                                    company) makes a cash tender offer for all outstanding Senior Preferred Stock and Series C Preferred Stock, for at least the Stated Value of such securities (plus any accrued and/or unpaid dividends to which such securities are entitled), then the Change of Control Put right shall be deemed to have been satisfied.

                                                                       EXHIBIT B



                                    The Plan
                                    --------

                                                                       EXHIBIT C



                              Disclosure Statement
                              --------------------



   [To be attached when approved in accordance with proposal letter and filed]

                                                                       EXHIBIT D


                                   [Reserved]

                                                                       EXHIBIT E

                                    EXHIBIT E

The terms of the GM Note shall be determined as follows:

     o 2nd lien exit financing of $1.5 billion (net of OID(1)) having a maturity of 8 years from the date of initial issuance, and issued under a single credit facility, allocated as follows:

----------
(1) For all purposes of this Exhibit, OID excludes any fees paid to underwriters or agents.


          o At least $750 million (net of OID) in a note with market clearing terms and covenants acceptable to Delphi to be raised from a third-party financing source prior to emergence. All cash proceeds from the 2nd lien financing to be paid to GM.(2)

----------
(2) To the extent that the ABL revolving credit facility (to the exclusion of any other portion of the 1st lien exit facility) has a first priority lien on any assets and the term loan portion of the 1st lien financing has a 2nd lien, the notes subject to the 2nd lien financing shall have a third lien on such assets.


          o $750 million (net of OID), as reduced by any cash proceeds above $750 million as referred to above or as reduced below, in a note provided to GM having the same terms as provided in connection with the third-party financing. The 2nd lien credit agreement will provide that at any time that GM holds more than $500 million (net of OID) of the Notes that any matter requiring approval of less than 100% of the Noteholders shall require the following approvals to be effective: (1) if GM votes in favor of the matter, the approval of at least one-third of the non-GM Noteholders (determined by principal amount); or (2) if GM does not vote in favor of the matter, the approval of at least two-thirds of the non-GM Noteholders (determined by principal amount). No other special voting rights shall be included in the 2nd lien credit agreement.

          o Third party financing source (i.e., the initial purchaser or underwriter) will have the right, through the emergence date, to replace GM on up to $500 million (net of OID) of the note being provided to GM in which case cash in the amount of any such replacement shall be paid to GM and its note (net of OID) shall be reduced by such amount.

          o If the 1st lien exit financing is greater than $3.7 billion (net of OID), an amount of cash equal to such excess (the "Excess Amount") will be paid to GM as part of its recovery and the 2nd lien financing will be reduced by such amount (with at least 50% of the remaining 2nd lien financing allocated to the third party financing source), provided that the sum of (i) undrawn availability plus any open letters of credit up to $100 million pursuant to an ABL revolving credit facility and (ii) Delphi's pro forma consolidated cash as of the Effective Date (excluding the Excess Amount and after giving pro forma effect to the $1.5 billion cash payment to GM in connection with the 414(l) transaction) (the "Liquidity Amount") is at least $3.189 billion. In the event that the Liquidity Amount is less than $3.189 billion, then any Excess Amount shall be retained by Delphi up to the point that the amount of such Excess Amount retained plus the Liquidity Amount equals $3.189 billion and the remaining amount shall be paid to GM and the 2nd lien financing will be reduced by such amount paid to GM as provided above.

     o Delphi shall, and Appaloosa acknowledges that Delphi shall, use its commercially reasonable efforts to sell up to $1.5 billion of 2nd lien notes to third parties. To the extent Delphi does not raise $1.5 billion of second lien financing through its exit financing process, GM to receive a fee equivalent to that which Delphi is paying to its Lead Arrangers and syndicate members, including, without limitation, all placement, commitment and closing fees, in connection with such exit financing, pro rata based on the amount of the 2nd lien note issued to GM.

     o    GM shall not have registration rights with respect to the GM Note.

     o As provided for in Section 7.18(b) of the Plan, six month warrants for $1,000 million of common stock will be issued to equity holders with a per share strike price equal to the liquidation preference of the Series C Preferred Stock. The proceeds from such issuance will be allocated: (i) first to redeem any outstanding Series C Preferred Stock at the preferred liquidation preference value thereof and (ii) then to redeem GM's 2nd lien notes at par including accrued and unpaid interest

     o Subject to the following sentence, the collateral and guarantee package for the 2nd lien financing will be substantially the same as that for the 1st lien financing. The 2nd lien facility shall not have a lien on the assets (other than the stock of the first tier foreign subsidiaries) solely securing the European portions of the 1st lien facility.

     o The GM Note shall be subject to a 6 month lock-up from the effectiveness of the Plan of Reorganization, provided however that, during such lock-up period, GM shall not be restricted from selling second lien notes if such notes are sold to investors at a price at least equal to par less any original issue discount (the "Threshold Price"), or below the Threshold Price, if GM makes a pro rata payment to the other holders of 2nd lien notes equal to the product of (i) the absolute difference (measured in basis points) between the actual price at which GM notes are sold by GM and the Threshold Price and
          (ii) the face amount of the 2nd lien notes held by others prior to giving effect to the sale of the GM notes.

                                                                       EXHIBIT F

                                  Net Debt Test

     Net Debt as of Closing

     Pension, GM-related and other cash (sources) / uses:

     Pension Catch-up Contribution
     Pension Normal Cost Reimbursement
     OPEB Cash Cost Reimbursement - 2007 and 2008 through Closing Pricedown True-up - 2007 and 2008 through Closing Retro UAW Wage Subsidy - 2007 and 2008 through Closing Retro UAW Wage Subsidy (Q4 2006) IUE Wage Subsidy Reimbursement IUE Deal - GM OPEB Payment OPEB Payment - Splinter Payments 2007 Restructuring Cash Cost Variance - actual versus BBP Total Adjustments

     Adjusted Net Debt as of Closing

     Maximum Amount of Adjusted Net Debt per EPCA Covenant
     EPCA Covenant Net Debt in Excess/(Shortfall) of Adj. Net Debt

                                                                       ANNEX B-1


                            APPALOOSA MANAGEMENT L.P.
                                 26 Main Street
                            Chatham, New Jersey 07928



                                                [_______ __], 2007

A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street
Chatham, New Jersey, 07928
Attention: Jim Bolin

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098


Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [_______ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (the "Investor"), Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Appaloosa Management L.P. ("AMLP"), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $1,076,385,162.42, subject to the terms and conditions set forth herein. If (i) a Limited Termination has occurred, (ii) the Agreement has not been terminated by the Investor in accordance with its terms within ten (10) Business Days of the occurrence of such Limited Termination, and
(iii) the Investor becomes obligated in accordance with Section 2(b) of the Agreement to purchase the Available Investor Shares as a result of such Limited Termination (an "Escalation Trigger"), the maximum amount of Funds referred to in the immediately preceding sentence shall be increased as follows: (i) by $166,868,148.70 if an Escalation Trigger arises as a result of a Limited Termination by Merrill Lynch, Pierce, Fenner & Smith Incorporated; (ii) by $166,868,148.70 if an Escalation Trigger arises as a result of a Limited Termination by UBS Securities LLC; (iii) by $397,228,637.76 if an Escalation Trigger arises as a result of a Limited Termination by Harbinger Del-Auto Investments Company, Ltd.; (iv) by $400,000,706.67 if an Escalation Trigger arises as a result of a Limited Termination by Goldman Sachs & Co.; and (v) by $342,658,275.05 if an Escalation Trigger arises as a result of a Limited Termination by Pardus DPH Holding LLC. The Funds to be provided by or on behalf of AMLP to the Investor will be used to provide the financing for the Investor
(i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of AMLP under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). AMLP shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean (i) at all times on or prior to the Subsequent Approval Date, $100,000,000 and (ii) after the Subsequent Approval Date, $250,000,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by AMLP and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of AMLP hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall AMLP be liable for punitive damages and (iii) the liability of AMLP shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against AMLP.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. AMLP's obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with AMLP, provided that such assignment will not relieve AMLP of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, AMLP's obligations hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide AMLP with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of AMLP's obligations hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          AMLP hereby represents and warrants as follows:

          (a) AMLP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) AMLP has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by AMLP and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          (d) AMLP has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of AMLP, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). AMLP, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of AMLP in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that AMLP shall have no further liability or obligation under such commitment letter.

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.



                                     * * * *

                                            Sincerely,


                                            APPALOOSA MANAGEMENT L.P.



                                            By:
                                                -----------------------
                                                Name:
                                                Title:


Agreed to and accepted as of the date first above written:

A-D ACQUISITION HOLDINGS, LLC


By:
     -------------------------
     Name:
     Title:



DELPHI CORPORATION



By:
     -------------------------
     Name:
     Title:

                                                                       ANNEX B-2


                                            [_________ __], 2007

Pardus DPH Holding LLC
590 Madison Ave.
Suite 25E
New York, NY 10022


Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098


Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [________ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands, Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a limited partnership formed under the laws of the State of New York and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware (the "Investor"), on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Pardus Special Opportunities Master Fund L.P. ("Pardus"), to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $342,658,275.05, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Pardus to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of Pardus under the immediately preceding clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Pardus shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless and until, any party to the Agreement, other than the Company, commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean $33,593,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by Pardus and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of Pardus hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Pardus be liable for punitive damages and (iii) the liability of Pardus shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Pardus.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. The obligations of Pardus hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Pardus, provided that such assignment will not relieve Pardus of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, the obligations of Pardus hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided further, that the Company shall provide Pardus with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of the obligations of Pardus hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall forever be barred. Upon the termination or expiration of this letter agreement, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          Pardus hereby represents and warrants as follows:

          (a) Pardus is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Pardus has the requisite limited partnership power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by Pardus and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          (d) Pardus has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Pardus, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). PARDUS, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of Pardus in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Pardus shall have no further liability or obligation under such commitment letter.

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.



                                     * * * *


                                            Sincerely,



                                            PARDUS SPECIAL OPPORTUNITIES MASTER
                                            FUND L.P.



                                            By: Pardus Capital Management L.P.,
                                                its Investment Manager

                                            By:
                                                -----------------------
                                                Name:
                                                Title:


Agreed to and accepted as of the date first above written:

PARDUS DPH HOLDING LLC


By:
     -------------------------
     Name:
     Title:



DELPHI CORPORATION



By:
     -------------------------
     Name:
     Title:

                                                                       ANNEX B-3

                 Harbinger Capital Partners Master Fund I, Ltd.
                             c/o 555 Madison Avenue
                            New York, New York 10122



                                                [________ __], 2007

Harbinger Del-Auto Investment Company Ltd.
c/o Harbinger Capital Partners Master Fund I, Ltd.
555 Madison Avenue
New York, New York 10022

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098


Ladies and Gentlemen:

          Reference is made to that certain Equity Purchase and Commitment Agreement, as amended by that certain Restated First Amendment to such Equity Purchase and Commitment Agreement, dated as of [_______ __], 2007 (as from time to time amended, restated, amended and restated, modified or supplemented in accordance with the terms thereof, the "Agreement"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company formed under the laws of the Cayman Islands (the "Investor"), Merrill Lynch, Pierce Fenner & Smith, Incorporated, a Delaware corporation, UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware, Goldman Sachs & Co., a New York limited partnership, and Pardus DPH Holding LLC, a limited liability company formed under the laws of the State of Delaware, on the one hand, and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the "Company"), on the other hand. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

          This letter will confirm the commitment of Harbinger Capital Partners Master Fund I, Ltd. ("Harbinger"), on behalf of one or more of its affiliated funds or managed accounts to be designated, to provide or cause to be provided funds (the "Funds") to the Investor in an amount up to $397,228,637.76, subject to the terms and conditions set forth herein. The Funds to be provided by or on behalf of Harbinger to the Investor will be used to provide the financing for the Investor (i) to purchase the Investor Shares pursuant to the Agreement (the "Purchase Obligation") and (ii) to satisfy the Investor's other obligations under the Agreement, if any; provided, however, that the aggregate liability of Harbinger under clauses (i) and (ii) shall under no circumstances exceed the Cap (as defined below). Harbinger shall not be liable to fund to the Investor any amounts hereunder (other than to fund the Purchase Obligation), unless, and until, any party to the Agreement other than the Company commits a willful breach of the Agreement. For purposes of this letter agreement, the "Cap" shall mean at all times $38,944,000. Our commitment to fund the Investor's Purchase Obligation is subject to the satisfaction, or waiver in writing by Harbinger and the Investor, of all of the conditions, if any, to the Investor's obligations at such time contained in the Agreement.

          Notwithstanding any other term or condition of this letter agreement,
(i) under no circumstances shall the liability of Harbinger hereunder or for breach of this letter agreement exceed, in the aggregate, the Cap for any reason, (ii) under no circumstances shall Harbinger be liable for punitive damages, and (iii) the liability of Harbinger shall be limited to monetary damages only. There is no express or implied intention to benefit any person or entity not party hereto and nothing contained in this letter agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the Investor and the Company. Subject to the terms and conditions of this letter agreement, the Company shall have the right to assert its rights hereunder directly against Harbinger.

          The terms and conditions of this letter agreement may be amended, modified or terminated only in a writing signed by all of the parties hereto. Harbinger's obligations hereunder may not be assigned, except its obligations to provide the Funds may be assigned to one or more of its affiliated funds or managed accounts affiliated with Harbinger, provided that such assignment will not relieve Harbinger of its obligations under this letter agreement.

          This commitment will be effective upon the Investor's acceptance of the terms and conditions of this letter agreement (by signing below) and the execution of the Agreement by the Company and will expire on the earliest to occur of (i) the closing of the transactions contemplated by the Agreement, and
(ii) termination of the Agreement in accordance with its terms; provided, however, that in the event that the Agreement is terminated, Harbinger' obligations hereunder to provide funds to the Investor to fund the Investor's obligations under the Agreement on account of any willful breach of the Agreement for which the Investor would be liable shall survive; provided, further, that the Company shall provide Harbinger with written notice within 90 days after the termination of the Agreement of any claim that a willful breach of the Agreement has occurred for which the Investor would be liable and if the Company fails to timely provide such notice then all of Harbinger' obligations hereunder shall terminate, this letter agreement shall expire and any claims hereunder shall be forever barred. Upon the termination or expiration of this letter agreement all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto.

          Harbinger hereby represents and warrants as follows:

          (a) Harbinger is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (b) Harbinger has the requisite corporate power and authority to enter into, execute and deliver this letter agreement and to perform its obligations hereunder and all necessary action required for the due authorization, execution, delivery and performance by it of this letter agreement has been taken.

          (c) This letter agreement has been duly and validly executed and delivered by Harbinger and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

          (d) Harbinger has, and will have on the Closing Date, available funding necessary to provide the Funds in accordance with this letter agreement.

          No director, officer, employee, partner, member or direct or indirect holder of any equity interests or securities of Harbinger, or any of its affiliated funds or managed accounts, and no director, officer, employee, partner or member of any such persons other than any general partner (collectively, the "Party Affiliates") shall have any liability or obligation of any nature whatsoever in connection with or under this letter or the transactions contemplated hereby, and each party hereto hereby waives and releases all claims against such Party Affiliates related to such liability or obligation.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). HARBINGER, THE INVESTOR AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

          The parties hereto acknowledge and agree that the commitment letter of Harbinger in favor of the Investor and the Company, dated August 3, 2007, has been terminated and is of no further force and effect and that Harbinger shall have no further liability or obligation under such commitment letter.

          This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and same instrument.

                                     Sincerely,

                                     HARBINGER CAPITAL PARTNERS
                                     MASTER FUND I, LTD.

                                     By: Harbinger Capital Partners Offshore
                                         Manager, L.L.C., as investment manager



                                         By:
                                             -----------------------------
                                             Name:  Philip A. Falcone
                                             Title: Senior Managing Director




Agreed to and accepted as of the date first above written:

Harbinger Del-Auto Investment Company, Ltd.


By:
     -------------------------
     Name:
     Title:


DELPHI CORPORATION



By:
     -------------------------
     Name:
     Title:





SK 03773 0003 830310